Filed Pursuant to Rule 424(b)(5)
Registration No. 333-268084

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated September 3, 2024

Preliminary Prospectus Supplement

(To Prospectus dated November 1, 2022)

$

% Fixed-to-Fixed Reset Rate

Junior Subordinated Notes due 2055

We are offering $    of our    % Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2055 (the “Notes”). The Notes will bear interest (i) from and including September    , 2024 (the “original issue date”) to, but excluding, March   , 2035 at the rate of    % per annum and (ii) from and including March    , 2035, during each Reset Period (as defined herein) at a rate per annum equal to the Five-year U.S. Treasury Rate (as defined herein) as of the most recent Reset Interest Determination Date (as defined herein) plus a spread of    %, to be reset on each Reset Date (as defined herein), and will mature on March    , 2055. Interest on the Notes will accrue from and including the original issue date and will be payable semi-annually in arrears on March    and September    of each year, beginning on March    , 2025.

So long as no event of default (as defined herein) with respect to the Notes has occurred and is continuing, we may, at our option, defer interest payments on the Notes, from time to time, for one or more deferral periods of up to 20 consecutive semi-annual Interest Payment Periods (as defined herein) each. During any deferral period, interest on the Notes will continue to accrue at the then-applicable interest rate on the Notes (as reset from time to time on any Reset Date occurring during such deferral period in accordance with the terms of the Notes) and, in addition, interest on deferred interest will accrue at the then-applicable interest rate on the Notes (as reset from time to time on any Reset Date occurring during such deferral period in accordance with the terms of the Notes), compounded semi-annually, to the extent permitted by applicable law. See “Supplemental Description of the Notes—Option to Defer Interest Payments.”

At our option, we may redeem some or all of the Notes at any time and from time to time at the applicable redemption price described herein.

The Notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The Notes will be our unsecured obligations and will rank junior and subordinate in right of payment to the prior payment in full of our existing and future Senior Indebtedness (as defined herein). The Notes will rank equally in right of payment with our existing 6.950% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2054 and with any future unsecured indebtedness that we may incur from time to time if the terms of such indebtedness provide that it ranks equally with the Notes in right of payment.

Investing in the Notes involves risks. For a discussion of these risks, please refer to “Risk Factors” beginning on page S-8 of this prospectus supplement and the “Risk Factors” section in our most recent Annual Report on Form 10-K.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Notes or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Price to Public(1)		Underwriting Discount		Proceeds to Us Before Expenses
Per Note		%		%		%
Total Notes	$		$		$

(1)	Plus accrued interest from September , 2024, if settlement occurs after that date.

The Notes will be a new issue of securities with no established trading market. The Notes will not be listed on any securities exchange nor do we intend to seek their quotation on any automated dealer quotation system.

We expect that delivery of the Notes will be made to investors through the book-entry delivery system of The Depository Trust Company (“DTC”) for the accounts of its participants, including Clearstream Banking S.A. (“Clearstream”) and Euroclear Bank SA/NV (“Euroclear”), on or about September , 2024.

Joint Book-Running Managers

BofA Securities	Goldman Sachs & Co. LLC	J.P. Morgan	Morgan Stanley	Wells Fargo Securities

The date of this prospectus supplement is September   , 2024

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part, the prospectus supplement, describes the specific terms of the offering and certain other matters relating to NiSource Inc. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering. To the extent there is a conflict or inconsistency between the information contained or incorporated by reference in this prospectus supplement (or any related free writing prospectus issued by us), on the one hand, and the information contained or incorporated by reference in the accompanying prospectus, the information contained or incorporated by reference in this prospectus supplement (or any related free writing prospectus issued by us) shall control.

The registration statement of which this prospectus supplement and the accompanying prospectus form a part, including the exhibits to the registration statement, provides additional information about us and our securities offered under this prospectus supplement and the accompanying prospectus. Specifically, we have filed with the Securities and Exchange Commission (“SEC”) and incorporated by reference, and may in the future file and incorporate by reference, certain legal documents that control the terms of our securities offered by this prospectus supplement and the accompanying prospectus as exhibits to the registration statement.

This prospectus supplement, the accompanying prospectus and certain of the documents incorporated by reference herein and therein contain, and any related free writing prospectus issued by us may contain, summaries of information contained in documents that we have filed or will file as exhibits to our SEC filings. Such summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the actual documents filed with the SEC.

You should read this entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference in this prospectus supplement under “Incorporation By Reference,” and any related free writing prospectus issued by us and filed with the SEC. We have not, and the underwriters have not, authorized anyone to provide you with different or additional information. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give to you. This prospectus supplement and the accompanying prospectus may only be used where it is legal to sell the securities offered hereby. The information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein is accurate only as of the date of the respective documents in which the information appears. Our business, financial condition, results of operations and prospects may have changed since those dates, and neither the delivery of this prospectus supplement and the accompanying prospectus nor any sale hereunder shall, under any circumstances, create any implication to the contrary.

When we refer to “NiSource,” “we,” “our,” “ours” and “us” in this prospectus supplement under the heading “Forward Looking Statements” we mean NiSource Inc. and its subsidiaries, through which substantially all of NiSource Inc.’s operations are conducted. When such terms are used elsewhere in this prospectus supplement, we refer only to NiSource Inc., as the issuer of securities in this offering, and not to any of its direct or indirect subsidiaries or affiliates except as expressly provided or the context otherwise requires.

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FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the information incorporated by reference herein and therein, include forward- looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are based on management’s beliefs and assumptions and can often be identified by terms and phrases that include, “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” “potential,” “forecast,” “target,” “guidance,” “outlook,” or other similar terminology. Various factors may cause actual results to be materially different than the suggested outcomes within forward-looking statements; accordingly, there is no assurance that such results will be realized. These factors include, but are not limited to:

•	our ability to execute our business plan or growth strategy, including utility infrastructure investments;

•	potential incidents and other operating risks associated with our business;

•	our ability to work successfully with our third-party investors;

•	our ability to adapt to, and manage costs related to, advances in technology, including alternative energy sources and changes in laws and regulations;

•	our increased dependency on technology;

•	impacts related to our aging infrastructure;

•	our ability to obtain sufficient insurance coverage and whether such coverage will protect us against significant losses;

•	the success of our electric generation strategy;

•	construction risks and supply risks;

•	fluctuations in demand from residential and commercial customers;

•	fluctuations in the price of energy commodities and related transportation costs or an inability to obtain an adequate, reliable and cost- effective fuel supply to meet customer demand;

•	our ability to attract, retain or re-skill a qualified, diverse workforce and maintain good labor relations;

•	our ability to manage new initiatives and organizational changes;

•	the actions of activist stockholders;

•	the performance and quality of third-party suppliers and service providers;

•	potential cybersecurity attacks or security breaches;

•	increased requirements and costs related to cybersecurity;

•	any damage to our reputation;

•	the impacts of natural disasters, potential terrorist attacks or other catastrophic events;

•	the physical impacts of climate change and the transition to a lower carbon future;

•

our ability to manage the financial and operational risks related to achieving our carbon emission reduction goals, including our Net Zero Goal (as defined in our Annual Report on Form 10-K for the year ended December 31, 2023);

•	our debt obligations;

•	any changes to our credit rating or the credit rating of certain of our subsidiaries;

•	adverse economic and capital market conditions, including increases in inflation or interest rates, recession, or changes in investor sentiment;

S-iii

•	economic regulation and the impact of regulatory rate reviews;

•	our ability to obtain expected financial or regulatory outcomes;

•	economic conditions in certain industries;

•	the reliability of customers and suppliers to fulfill their payment and contractual obligations;

•	the ability of our subsidiaries to generate cash;

•	pension funding obligations;

•	potential impairments of goodwill;

•	the outcome of legal and regulatory proceedings, investigations, incidents, claims and litigation;

•	compliance with changes in, or new interpretations of applicable laws, regulations and tariffs;

•	the cost of compliance with environmental laws and regulations and the costs of associated liabilities;

•	changes in tax laws or the interpretation thereof; and

•

other matters set forth in Item 1, “Business,” Item 1A, “Risk Factors” and Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operation,” of our most recent Annual Report on Form 10-K, and our subsequent Quarterly Reports on Form 10-Q, some of which risks are beyond our control.

For more information about the significant risks that could affect the outcome of these forward-looking statements and our future financial condition, results of operations, liquidity and cash flows, you should read the sections titled “Risk Factors” in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, together with “Risk Factors” in this prospectus supplement. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus might not occur or might occur to a different extent or at a different time than described. We qualify all of our forward-looking statements by these cautionary statements. Forward-looking statements speak only as of the date they are made, and we expressly disclaim an obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC, as well as additional information about us, are available to the public through our website at http://www.nisource.com and are made available as soon as reasonably practicable after such material is filed with or furnished to the SEC. The information on our website is not a part of this prospectus supplement or the accompanying prospectus. Our filings are also available to the public through the SEC’s website at http://www.sec.gov.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus. This means that we can disclose important business, financial and other information to you by referring you to another document that NiSource has filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information that NiSource files with the SEC after the date of this prospectus supplement will automatically modify and supersede the information included or incorporated by reference in this prospectus supplement and the accompanying prospectus to the extent that the subsequently filed information modifies or supersedes the existing information. We incorporate by reference:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024;

•

our Current Reports on Form 8-K filed on January 2, 2024 (Items 1.01 and 9.01 only), January  26, 2024, February 9, 2024, February 20, 2024, February 22, 2024, March  14, 2024, March 15, 2024, March  18, 2024, March 19, 2024, May  13, 2024, May 16, 2024 and June 24, 2024; and

•

any subsequent filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act and until the offering of securities under this prospectus supplement is completed or terminated, other than, in each case, those documents or the portions of those documents which are furnished and not filed.

You may request a copy of any of these filings at no cost by writing to or calling us at the following address and telephone number: Corporate Secretary, NiSource Inc., 801 East 86th Avenue, Merrillville, Indiana 46410, telephone: (877) 647-5990.

S-v

SUMMARY

This summary highlights certain information about our business and this offering. This is a summary of information contained elsewhere in this prospectus supplement, the accompanying prospectus or incorporated by reference herein or therein and does not contain all of the information that you should consider before purchasing the Notes. We urge you to read carefully the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including the historical financial statements and notes to those financial statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus. You should read carefully the “Risk Factors” section beginning on page S-8 of this prospectus supplement and the “Risk Factors” section in our most recent Annual Report on Form 10-K, as may be modified by our subsequent periodic reports, for more information about important risks that you should consider before investing in the Notes.

NISOURCE INC.

Overview. NiSource is an energy holding company whose primary subsidiaries are fully regulated natural gas and electric utility companies, serving approximately 3.8 million customers in six states. We generate substantially all of our operating income through these rate-regulated businesses, which are summarized for financial reporting purposes into two primary reportable segments:

•	Columbia Operations; and

•	NIPSCO Operations.

Beginning with the period ended March 31, 2024 our operations are now evaluated through two primary reportable segments, Columbia Operations and NIPSCO Operations rather than Gas Distribution Operations and Electric Operations. The reportable segments disclosed in the Annual Report on Form 10-K for the year ended December 31, 2023, represent the prior reportable segments of Gas Distribution Operations and Electric Operations.

Business Strategy. Our business strategy focuses on providing safe and reliable service through our core, rate-regulated, asset-based utilities, with the goal of adding value to all of our stakeholders. Our utilities continue to advance our core safety, infrastructure and environmental investment programs supported by complementary regulatory and customer initiatives across the six states in which we operate. Our goal is to develop strategies that benefit all stakeholders as we (i) focus on long-term infrastructure investment and safety programs to better serve our customers, (ii) align our tariff structures with our cost structure, and (iii) address changing customer energy demand. These strategies focus on improving safety and reliability, enhancing customer experience, pursuing regulatory and legislative initiatives to increase accessibility for customers currently not on our gas and electric service, ensuring customer affordability and reducing emissions while generating sustainable returns.

Columbia Operations. Columbia Operations aggregates the results of the fully regulated and wholly owned subsidiaries of NiSource Gas Distribution Group, Inc. (a holding company that owns Columbia Gas of Kentucky, Inc., Columbia Gas of Maryland, Inc., Columbia Gas of Ohio, Inc., Columbia Gas of Pennsylvania, Inc., and Columbia Gas of Virginia, Inc.). Each Columbia distribution company is an operating segment which we aggregate to form the Columbia Operations reportable segment. Through our wholly-owned subsidiary NiSource Gas Distribution Group, Inc., we provide natural gas to approximately 2.4 million residential, commercial and industrial customers in Ohio, Pennsylvania, Virginia, Kentucky, and Maryland. There were no significant disruptions to our system or facilities during 2023.

NIPSCO Operations. NIPSCO Operations aggregates the results of the subsidiaries of NIPSCO Holdings I, and its majority-owned subsidiaries, including Northern Indiana Public Service Company LLC (“NIPSCO”), which has both fully regulated gas and electric operations in Northwest Indiana. We distribute natural gas to approximately 0.9 million customers in northern Indiana through our subsidiary NIPSCO. We also generate, transmit and distribute electricity through our subsidiary NIPSCO to approximately 0.5 million customers in 20 counties in the northern part of Indiana and also engage in wholesale electric and transmission transactions. We own and operate sources of generation as well as source power through power purchase agreements (“PPAs”). We continue to transition our generation portfolio to primarily renewable sources. We currently have five owned projects in service: Rosewater Wind Generation LLC (“Rosewater”), Indiana Crossroads Wind Generation LLC (“Indiana Crossroads Wind”), Indiana Crossroads Solar Generation LLC (“Indiana Crossroads Solar”), Dunns Bridge I Solar Generation LLC (“Dunn’s Bridge I”) and Cavalry Solar Generation Center (“Cavalry Solar”). Rosewater went into service in December 2020 and Indiana Crossroads Wind went into service in December 2021. Indiana Crossroads Solar and Dunns Bridge I went into service in June 2023. Cavalry Solar went into service in May 2024. As of December 31, 2023, we had multiple PPAs that collectively provide 700 megawatts of capacity, with contracts expiring between 2024 and 2040. NIPSCO’s transmission system, with voltages from 69,000 to 765,000 volts, consists of 2,920 circuit miles. NIPSCO is interconnected with eight neighboring electric utilities. We operate 66 transmission and 250 distribution substations, and own approximately 311,000 poles. Additionally, we own and operate reactive resources to supplement generation when necessary. Our facilities had no material unplanned interruptions during 2023.

NIPSCO participates in the Midcontinent Independent System Operator (“MISO”) transmission service and wholesale energy market. NIPSCO has transferred functional control of its electric transmission assets to MISO, and transmission service for NIPSCO occurs under the MISO Open Access Transmission Tariff. NIPSCO generating units are dispatched by MISO which takes into account economics, reliability of the MISO system and unit availability. During the year ended December 31, 2023, NIPSCO generating units, inclusive of its build-transfer agreement projects, were dispatched to meet 49.5% of its overall system load, and the remainder of the overall system load was procured through PPAs and the MISO market.

NIPSCO Minority Interest Transaction

On December 31, 2023, we issued a 19.9% indirect equity interest in NIPSCO to an affiliate of Blackstone Infrastructure Partners (such affiliate, “BIP”) through the consummation of a transaction between NiSource, NIPSCO Holdings II (sole owner of NIPSCO) and BIP pursuant to a purchase and sale agreement entered into on June 17, 2023, that offered equity interests in NIPSCO Holdings II in exchange for capital contributions by the parties (“NIPSCO Minority Interest Transaction”). At closing, BIP acquired its 19.9% equity interest in NIPSCO Holdings II in exchange for a cash capital contribution of $2.16 billion.

On January 31, 2024, BIP transferred a 4.5% equity interest in NIPSCO Holdings II to BIP Blue Buyer VCOC L.L.C., a Delaware limited liability company (“VCOC”) and an affiliate of Blackstone Infrastructure Partners. Under NIPSCO Holdings II’s Second Amended and Restated Limited Liability Company Operating Agreement, BIP and VCOC must vote their equity holdings in NIPSCO Holdings II as a single investor. Following consummation of the transactions described above, through their respective percentage ownership interests in NIPSCO Holdings II, NiSource owns an 80.1% controlling interest in NIPSCO, and BIP and VCOC own 15.4% and 4.5% non-controlling interests, respectively.

Our executive offices are located at 801 East 86th Avenue, Merrillville, Indiana 46410, telephone: (877) 647-5990.

THE OFFERING

The summary below describes the principal terms of this offering.

Issuer	NiSource Inc., a Delaware corporation

Securities Offered	$ aggregate principal amount of % Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2055 (the “Notes”).

Maturity Date	The Notes will mature on March , 2055 (the “final maturity date”).

Interest Rate	The Notes will bear interest (i) from and including September , 2024 (the “original issue date”) to, but excluding, March , 2035 (the “First Reset Date”) at the rate of % per annum and (ii) from and including the First Reset Date, during each Reset Period at a rate per annum equal to the Five-year U.S. Treasury Rate as of the most recent Reset Interest Determination Date plus a spread of %, to be reset on each Reset Date. For the definitions of the terms “Reset Period,” “Five-year U.S. Treasury Rate,” “Reset Interest Determination Date” and “Reset Date” and for other important information concerning the calculation of interest on the Notes, see “Supplemental Description of the Notes—Maturity, Interest and Payment” in this prospectus supplement.

Interest Payment Dates	Subject to our right to defer interest payments as described under “Optional Interest Deferral” below, interest on the Notes will be payable semi-annually in arrears on March and September of each year, beginning on March , 2025.

Optional Interest Deferral

So long as no event of default with respect to the Notes has occurred and is continuing, we may, at our option, defer interest payments on the Notes, from time to time, for one or more deferral periods of up to 20 consecutive semi-annual Interest Payment Periods each (each such deferral period, commencing on the interest payment date on which the first such deferred interest payment otherwise would have been made, an “Optional Deferral Period”), except that no such Optional Deferral Period may extend beyond the final maturity date of the Notes or end on a day other than the day immediately preceding an interest payment date. In other words, we may declare at our discretion up to a ten-year interest payment moratorium on the Notes and may choose to do that on one or more occasions. No interest will be due or payable on the Notes during any such Optional Deferral Period unless we elect, at our option, to redeem Notes during such Optional Deferral Period, in which case accrued and unpaid interest to, but excluding, the redemption date will be due and payable on such redemption date only on the Notes being redeemed, or unless the principal of and interest on the Notes shall have been declared due and payable as the result of an event of default with respect to the Notes, in which case all accrued and unpaid interest on the Notes shall become due and payable. We may elect, at our option, to extend the length of any Optional Deferral Period that is shorter than 20 consecutive semi-annual Interest Payment Periods (so long as the entire Optional Deferral Period does not exceed 20 consecutive semi-annual Interest Payment Periods or extend beyond the final maturity date of the Notes) and to shorten the length of any Optional Deferral Period. We cannot begin a new Optional Deferral Period until we have paid all accrued and unpaid interest on the Notes from any previous Optional Deferral Period. During any Optional Deferral Period, interest on the Notes will continue to accrue at the then-applicable interest rate on the Notes (as reset from time to time on any Reset Date occurring during such Optional Deferral Period in accordance with the terms of the Notes). In addition, during any Optional Deferral Period, interest on the deferred interest will accrue at the then-applicable interest rate on the Notes (as reset from time to time on any Reset Date occurring during such Optional Deferral Period in accordance with the terms of the Notes), compounded semi-annually, to the extent permitted by applicable law. For the definition of the term “event of default,” see “Supplemental Description of the Notes—Events of Default” in this prospectus supplement, and for the definition of the term “Interest Payment Period” and other important information concerning our right to defer interest payments on the Notes, see “Supplemental Description of the Notes—Option to Defer Interest Payments” in this prospectus supplement.

If we defer payments of interest on the Notes, the Notes will be treated at that time, solely for purposes of the original issue discount rules, as having been retired and reissued with original issue discount for U.S. federal income tax purposes. This means that if you are subject to U.S. federal income taxation on a net income basis, you would be required to include in your gross income for U.S. federal income tax purposes the deferred interest payments on your Notes before you receive any cash, regardless of your regular method of accounting for U.S. federal income tax purposes. For more information concerning the tax consequences you may have if payments of interest are deferred, see “Risk Factors— Holders of the Notes subject to U.S. federal income taxation may have to pay taxes on interest before they receive payments from us” and “Material U.S. Federal Income Tax Considerations—Consequences to U.S. Holders—Exercise of Deferral Option” in this prospectus supplement.

Certain Restrictions during an Optional Deferral Period	During an Optional Deferral Period, we may not do any of the following (subject to exceptions):

•	declare or pay any dividends or distributions on any Capital Stock (as defined in “Supplemental Description of the Notes—Option to Defer Interest Payments”) of NiSource;

•	redeem, purchase, acquire or make a liquidation payment with respect to any Capital Stock of NiSource;

•	pay any principal, interest or premium on, or repay, repurchase or redeem, any indebtedness of NiSource that ranks equally with or junior to the Notes in right of payment; or

•	make any payments with respect to any guarantees by NiSource of any indebtedness if such guarantees rank equally with or junior to the Notes in right of payment.

For further important information, including information concerning the exceptions referred to above, see “Supplemental Description of the Notes—Option to Defer Interest Payments” in this prospectus supplement.

Optional Redemption	At our option, we may redeem some or all of the Notes, as applicable, before their maturity, as follows:

•

in whole or in part (i) on any day in the period commencing on the date falling 90 days prior to the First Reset Date and ending on and including the First Reset Date and (ii) after the First Reset Date, on any interest payment date, at a redemption price in cash equal to 100% of the principal amount of the Notes being redeemed, plus, subject to the terms described in the first paragraph under “Supplemental Description of the Notes—Redemption—Redemption Procedures; Cancellation of Redemption” in this prospectus supplement, accrued and unpaid interest on the Notes to be redeemed to, but excluding, the redemption date;

•

in whole but not in part, at any time following the occurrence and during the continuance of a Tax Event (as defined in “Supplemental Description of the Notes— Redemption—Redemption Following a Tax Event” in this prospectus supplement) at a redemption price in cash equal to 100% of the principal amount of the Notes, plus, subject to the terms described in the first paragraph under “Supplemental Description of the Notes—Redemption—Redemption Procedures; Cancellation of Redemption” in this prospectus supplement, accrued and unpaid interest on the Notes to, but excluding, the redemption date; and

•

in whole but not in part, at any time following the occurrence and during the continuance of a Rating Agency Event (as defined in “Supplemental Description of the Notes—Redemption—Redemption Following a Rating Agency Event” in this prospectus supplement) at a redemption price in cash equal to 102% of the principal amount of the Notes, plus, subject to the terms described in the first paragraph under “Supplemental Description of the Notes—Redemption—Redemption Procedures; Cancellation of Redemption” in this prospectus supplement, accrued and unpaid interest on the Notes to, but excluding, the redemption date.

Ranking	The Notes will be our unsecured obligations and will rank junior and subordinate in right of payment to the prior payment in full of our existing and future Senior Indebtedness, to the extent and in the manner set forth under the caption “Supplemental Description of the Notes—Subordination” in this prospectus supplement. For the definition of the term “Senior Indebtedness,” see “Supplemental Description of the Notes—Subordination” in this prospectus supplement.

The Notes will rank equally in right of payment with our existing 6.950% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2054 and with any future unsecured indebtedness that we may incur from time to time if the terms of such indebtedness provide that it ranks equally with the Notes in right of payment. The Notes will be effectively subordinated to any future secured indebtedness of NiSource to the extent of the value of the related collateral securing such indebtedness. The Notes are NiSource’s obligations exclusively, and not the obligations of any of NiSource’s subsidiaries. Because NiSource is a holding company that derives substantially all of its income from its operating subsidiaries, the Notes will be structurally subordinated to the indebtedness and other liabilities and any preferred stock of its subsidiaries.

For additional information, see “Risk Factors— The Notes are obligations of NiSource and not of NiSource’s subsidiaries and will be subordinated to all other indebtedness of NiSource (other than any unsecured indebtedness NiSource has incurred or may incur in the future that ranks junior to or pari passu with the Notes) and structurally subordinated to the claims of NiSource’s subsidiaries’ creditors” and “Supplemental Description of the Notes—Ranking” in this prospectus supplement and “Risk Factors—Financial, Economic and Market Risks—We are a holding company and are dependent on cash generated by our subsidiaries to meet our debt obligations and pay dividends on our stock” in our Annual Report on Form 10-K for the year ended December 31, 2023 incorporated by reference in this prospectus supplement and the accompanying prospectus.

As of June 30, 2024, NiSource Inc. had outstanding approximately $13.3 billion aggregate principal amount of Senior Indebtedness, and NiSource’s operating subsidiaries had outstanding, in addition to other liabilities, approximately $296.5 million aggregate amount of indebtedness.

The indenture governing the Notes does not limit the amount of debt that NiSource or any of its subsidiaries may incur.

Use of Proceeds	The net proceeds to us from the sale of the Notes, after deducting the underwriting discount but before deducting our other fees and expenses related to the offering, will be approximately $ . We intend to use the net proceeds from the sale of the Notes for general corporate purposes, including to finance capital expenditures, for working capital and to repay existing indebtedness.

Affiliates of certain of the underwriters are lenders under our revolving credit facility. To the extent that we use the net proceeds from this offering to repay amounts we have borrowed or may borrow or re-borrow in the future under our revolving credit facility, these lenders will receive their pro rata portions of such proceeds. The term of our revolving credit facility expires on February 18, 2027. In addition, certain of the underwriters are dealers under our commercial paper program. To the extent we use the net proceeds from this offering to repay notes issued under our commercial paper program and such sales agents hold such notes, such underwriters will receive proceeds from this offering. See the “Use of Proceeds” section of this prospectus supplement for more information.

Conflicts of Interest	Because some of the net proceeds of this offering may be used to repay amounts outstanding under our revolving credit facility or to repay notes issued under our commercial paper program that are held by certain underwriters, such underwriters would be deemed to have a conflict of interest under Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121 to the extent such sales agents or affiliates receive at least 5% of the net proceeds of the offering. Any underwriter deemed to have a conflict of interest would be required to conduct the distribution of the Notes in accordance with FINRA Rule 5121. If the offering is conducted in accordance with FINRA Rule 5121, such underwriter would not be permitted to confirm a sale to an account over which it exercises discretionary authority without first receiving specific written approval from the account holder. See the “Use of Proceeds” and “Underwriting (Conflicts of Interest)—Conflicts of Interest” sections of this prospectus supplement for more information.

Additional Notes	We may, without the consent of the holders of the Notes, create and issue additional Notes ranking equally with the Notes in all respects, including having the same terms (except for the price to public, the issue date, the initial interest accrual date and the first interest payment date, as applicable), so that such additional Notes would be consolidated and form a single series with the Notes, and would have the same terms as to status, redemption or otherwise as the Notes. See the “Supplemental Description of the Notes—Additional Notes” section of this prospectus supplement for more information.

Risk Factors	See the “Risk Factors” section of this prospectus supplement for more information.

RISK FACTORS

Investing in the Notes involves risks. You should read carefully the information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus and should carefully consider the following risk factors, as well as the “Risk Factors” and “Forward-Looking Statements” sections in the accompanying prospectus and the “Risk Factors” and “Note regarding forward-looking statements” sections in our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2024 and June 30, 2024, which are incorporated by reference herein, and in any subsequent periodic reports that are incorporated by reference into this prospectus supplement and the accompanying prospectus. Each of the risks described could materially adversely affect our operations and financial results and the value of the Notes and your investment therein.

The Notes are obligations of NiSource and not of NiSource’s subsidiaries and will be subordinated to all other indebtedness of NiSource (other than any unsecured indebtedness NiSource has incurred or may incur in the future that ranks junior to or pari passu with the Notes) and structurally subordinated to the claims of NiSource’s subsidiaries’ creditors.

Pursuant to the terms of the indenture, the Notes will be subordinated in right of payment to all of NiSource’s existing and future Senior Indebtedness. This means that, in the event of (a) NiSource’s dissolution, winding-up, liquidation or reorganization, (b) NiSource’s failure to pay any interest, principal or other monetary amounts due on any of its Senior Indebtedness when due (and continuance of that default beyond any applicable grace period) or (c) acceleration of the maturity of any of NiSource’s Senior Indebtedness as a result of a default, NiSource will not be permitted to make any payments on the Notes until, in the case of clause (a), all amounts due or to become due on all of its Senior Indebtedness have been paid in full, or, in the case of clauses (b) and (c), all amounts due on its Senior Indebtedness have been paid in full. For additional information about the subordination of the Notes to our Senior Indebtedness, see “Supplemental Description of the Notes—Subordination” in this prospectus supplement. At June 30, 2024, NiSource had approximately $13.3 billion aggregate principal amount of Senior Indebtedness outstanding. The Notes will be effectively subordinated to any future secured indebtedness of NiSource to the extent of the value of the related collateral securing such indebtedness.

The Notes are obligations of NiSource Inc., and not of any of NiSource’s subsidiaries. NiSource is a holding company and, accordingly, we conduct substantially all of our operations through our operating subsidiaries. As a result, our cash flow and our ability to service our debt, including the Notes, depend upon the earnings of our operating subsidiaries and on the distribution of earnings, loans or other payments by such subsidiaries to NiSource.

Our operating subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due on the Notes or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. In addition, any payment of dividends, distributions, loans or advances by our subsidiaries to us could be subject to statutory or contractual restrictions. Payments to us by our operating subsidiaries will also be contingent upon such subsidiaries’ earnings and business considerations. As of June 30, 2024, our operating subsidiaries had, in addition to other liabilities, approximately $296.5 million aggregate amount of indebtedness.

Our right to receive any assets of any of our subsidiaries upon their liquidation or reorganization, and therefore the rights of the holders of the Notes to participate in those assets, will be structurally subordinated to the claims of that subsidiary’s creditors. In addition, even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that held by us. There is no limitation on the ability of our subsidiaries to incur additional indebtedness to which the Notes will be structurally subordinated. Additionally, if any of our subsidiaries were to issue preferred stock in the future, the Notes would similarly be structurally subordinated to the rights of the preferred stockholders.

Due to the subordination of the Notes to the Senior Indebtedness of NiSource and the effective subordination of the Notes to any secured indebtedness of NiSource, if NiSource’s assets are distributed upon its dissolution, winding-up, liquidation or reorganization, holders of its Senior Indebtedness and any secured indebtedness would likely recover more, ratably, than the holders of the Notes, and it is possible that no payments would be made to the holders of the Notes.

See “Risk Factors—Financial, Economic and Market Risks— We are a holding company and are dependent on cash generated by our subsidiaries to meet our debt obligations and pay dividends on our stock” in our Annual Report on Form 10-K for the year ended December 31, 2023 incorporated by reference in this prospectus supplement and the accompanying prospectus.

The Notes will rank equally in right of payment with NiSource’s existing 6.950% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2054 and with any future unsecured indebtedness that NiSource may incur from time to time if the terms of such indebtedness provide that it ranks equally with the Notes in right of payment. As of June 30, 2024, NiSource had outstanding $500 million aggregate principal amount of its 6.950% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2054.

The indenture does not limit the amount of Senior Indebtedness or secured indebtedness that may be incurred by NiSource or the amount of other indebtedness or liabilities that may be incurred by NiSource or any of its subsidiaries. The incurrence by NiSource or its subsidiaries of additional indebtedness, including the incurrence of additional Senior Indebtedness or secured indebtedness by NiSource, may have adverse consequences for you as a holder of the Notes, including making it more difficult for NiSource to satisfy its obligations with respect to the Notes, a loss of all or part of the trading value of the Notes and a risk that one or more of the credit ratings of the Notes could be lowered or withdrawn.

We can defer interest payments on the Notes for one or more Optional Deferral Periods of up to 20 consecutive semi-annual Interest Payment Periods each. This may affect the market price of the Notes.

So long as no event of default (as defined below under “Supplemental Description of the Notes—Events of Default”) with respect to the Notes has occurred and is continuing, we may, at our option, defer interest payments on the Notes, from time to time, for one or more Optional Deferral Periods of up to 20 consecutive semi-annual Interest Payment Periods each, except that no such Optional Deferral Period may extend beyond the final maturity date of the Notes or end on a day other than the day immediately preceding an interest payment date. In other words, we may declare at our discretion up to a ten-year interest payment moratorium on the Notes and may choose to do that on one or more occasions. Moreover, following the end of any Optional Deferral Period, if all amounts then due on the Notes are paid, we could immediately start a new Optional Deferral Period of up to 20 consecutive semi- annual Interest Payment Periods. No interest will be paid or payable on the Notes during any Optional Deferral Period unless we elect, at our option, to redeem Notes during such Optional Deferral Period, in which case accrued and unpaid interest to, but excluding, the redemption date will be due and payable on such redemption date only on the Notes being redeemed, or unless the principal of and interest on the Notes shall have been declared due and payable as a result of an event of default with respect to the Notes, in which case all accrued and unpaid interest on the Notes shall become due and payable. Instead, interest on the Notes would be deferred but would continue to accrue at the then-applicable interest rate on the Notes (as reset from time to time on any Reset Date occurring during such Optional Deferral Period in accordance with the terms of the Notes). In addition, during any Optional Deferral Period, interest on the deferred interest would accrue at the then-applicable interest rate on the Notes (as reset from time to time on any Reset Date occurring during such Optional Deferral Period in accordance with the terms of the Notes), compounded semi-annually, to the extent permitted by applicable law. If we exercise this interest deferral right, the Notes may trade at a price that does not reflect the value of accrued and unpaid interest on the Notes or that is otherwise substantially less than the price at which the Notes would have traded if we had not exercised such deferral right. If we exercise this interest deferral right and you sell your Notes during an Optional Deferral Period, you may not receive the same return on your investment as a holder that continues to hold its Notes until we pay the deferred interest following the end of such Optional Deferral Period. In addition, as a result of our right to defer interest payments, the market price of the Notes may be more volatile than other securities that do not have these rights.

Holders of the Notes subject to U.S. federal income taxation may have to pay taxes on interest before they receive payments from us.

If we defer interest payments on the Notes, a holder of the Notes subject to U.S. federal income tax on a net income basis will be required to accrue interest income for U.S. federal income tax purposes in respect of such holder’s proportionate share of the accrued but unpaid interest on the Notes, even if such holder normally reports income when received. As a result, a holder will be required to include the accrued interest in such holder’s gross income for U.S. federal income tax purposes even though such holder will not have received any cash. A holder’s adjusted tax basis in a Note generally will be increased by such amounts that it was required to include in gross income. In addition, unpaid interest accrued on the Notes during an Optional Deferral Period will be payable on the interest payment date immediately following the last day of such Optional Deferral Period. If a holder sells its Notes on or before the record date for such interest payment date, then all of the interest accrued on such Notes during the Optional Deferral Period will be paid to the person who is the registered owner of those Notes at the close of business on such record date, and the holder who sold those Notes will not receive from us any of the interest that accrued on those Notes during the Optional Deferral Period and that such holder reported as income for tax purposes. Holders should consult with their tax advisors regarding the tax consequences of an investment in the Notes. For more information regarding the U.S. tax consequences of purchasing, owning and disposing of the Notes, see “Material U.S. Federal Income Tax Considerations.”

Holders of the Notes will have limited rights of acceleration.

Holders of the Notes and the trustee under the indenture may accelerate payment of the principal and interest on the Notes only upon the occurrence and continuation of certain events of default. Payment of principal and interest on the Notes may be accelerated upon the occurrence of an event of default under the indenture related to failure to pay interest within 60 days after it is due, failure to pay principal or premium, if any, on the Notes within three business days of when due, and certain events of bankruptcy, insolvency, receivership or reorganization relating to NiSource (but not its subsidiaries). Holders of the Notes and the trustee will not have the right to accelerate payment of the principal or interest on the Notes upon the breach of any other covenant in the indenture. See “Supplemental Description of the Notes—Option to Defer Interest Payments,” “Supplemental Description of the Notes—Events of Default” and “Supplemental Description of the Notes—Limitation on Remedies.”

The terms of the indenture and the Notes do not provide protection against certain significant events that could adversely impact a holder’s investment in the Notes.

The terms of the indenture and the Notes do not restrict our ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events that could have an adverse impact on an investment in the Notes. In particular, the indenture governing the Notes does not:

•	permit the holders of the Notes to require us to repurchase the Notes in the event we undergo a change of control or similar transaction;

•	require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity;

•	limit our ability to incur unsecured indebtedness; or

•

restrict our subsidiaries’ ability to issue securities or otherwise incur indebtedness or other obligations that would be senior to our equity interests in our subsidiaries and therefore rank structurally senior to the Notes with respect to the assets of our subsidiaries.

There is no guarantee that an active trading market for the Notes will exist or that you will be able to sell your Notes.

The Notes will constitute a new issue of securities without an established trading market and a market may not develop for the Notes. As a result, you may not be able to sell your Notes. Accordingly, you may be required to bear the financial risk of an investment in the Notes for an indefinite period of time. In addition, the condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market price of the Notes. We have been advised by the underwriters that they may make a market in the Notes, but they have no obligation to do so and may discontinue market making at any time without providing notice. There can be no assurance that a market for the Notes will develop or, if it does develop, that it will continue. If an active public market does not develop or does not continue, the market price and liquidity of the Notes may be adversely affected.

Furthermore, we do not intend to apply for listing of the Notes on any securities exchange or seek their quotation on any automated dealer quotation system.

If trading markets do develop, changes in our ratings or the financial markets could adversely affect the market price of the Notes.

The market price of the Notes will depend on many factors, including, among others, the following:

•	ratings on our debt securities assigned by rating agencies;

•	the time remaining until maturity of the Notes;

•	the prevailing interest rates being paid by other companies similar to us;

•	our results of operations, cash flows, and financial position and prospects; and

•	the condition of the financial markets.

The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market price of the Notes. In general, as market interest rates rise, debt securities bearing interest at fixed rates decline in value. Consequently, if market interest rates increase, the market value of your Notes may decline. We cannot predict the future level of market interest rates.

Rating agencies continually review the ratings they have assigned to companies and debt securities. Negative changes in the ratings assigned to us or our debt securities could have an adverse effect on the market price of the Notes.

Rating agencies may change their practices for rating the Notes, which change may affect the market price of the Notes. In addition, we may redeem the Notes if a rating agency makes certain changes in the equity credit methodology for securities such as the Notes.

The rating agencies that currently or may in the future publish a rating for NiSource, including Moody’s Investors Service, Inc., S&P Global Ratings and Fitch Ratings, Inc., each of which is expected to initially publish a rating of the Notes, may, from time to time in the future, change the way they analyze securities with features similar to the Notes. This may include, for example, changes to the relationship between ratings assigned to an issuer’s senior securities and ratings assigned to subordinated securities with features similar to the Notes. If any rating agencies change their practices for rating these types of securities in the future, and the ratings of the Notes are subsequently lowered, the trading price of the Notes could be negatively affected. In addition, we may redeem the Notes, at our option, in whole but not in part, if a rating agency makes certain changes in the equity credit methodology for securities such as the Notes. See “Supplemental Description of the Notes—Redemption—Redemption Following a Rating Agency Event.”

Our credit ratings may not reflect all risks of your investments in the Notes.

Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the Notes.

These credit ratings may not reflect the potential impact of risks relating to the structure or marketing of the Notes. Agency ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization. Each agency’s rating should be evaluated independently of any other agency’s rating.

We may choose to redeem the Notes prior to maturity.

We may at our option redeem the Notes in whole or in part at the times and the applicable redemption price described in this prospectus supplement. See “Supplemental Description of the Notes—Redemption.” We may choose to redeem your Notes at a time when prevailing interest rates are lower than the interest rate paid on your Notes. If prevailing interest rates are lower at the time of redemption, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate of the Notes being redeemed.

Investors should not expect us to redeem the Notes on the first or any other date on which they are redeemable.

We may redeem some or all of the Notes, at our option, in whole or in part, (i) on any day in the period commencing on the date falling 90 days prior to the First Reset Date and ending on and including the First Reset Date and (ii) after the First Reset Date, on any interest payment date, at a redemption price in cash equal to 100% of the principal amount of the Notes being redeemed, plus, subject to the terms described in the first paragraph under “Supplemental Description of the Notes—Redemption—Redemption Procedures; Cancellation of Redemption” in this prospectus supplement, accrued and unpaid interest on the Notes to be redeemed to, but excluding, the redemption date. In addition, the Notes may be redeemed by us at our option, in whole but not in part, following the occurrence and during the continuance of either a Tax Event or a Rating Agency Event (as those terms are defined under “Supplemental Description of the Notes—Redemption” in this prospectus supplement). Any decision we may make at any time to redeem the Notes before their final maturity date will depend upon, among other things, the strength of our balance sheet, our results of operations, our access to the capital markets, interest rates, our growth strategy, and general market conditions at such time. Accordingly, while we may decide to do so, investors should not expect us to redeem the Notes on the first or any other date on which they are redeemable.

The interest rate on the Notes will reset on the First Reset Date and each subsequent Reset Date and any interest payable after the First Reset Date may be based on a rate that is less than the initial or any other previous fixed interest rate.

The interest rate on the Notes from their original issue date to the First Reset Date will be    % per annum. Beginning on the First Reset Date, the interest rate on the Notes for each Reset Period will equal the Five-year U.S. Treasury Rate as of the most recent Reset Interest Determination Date plus a spread of    %, to be reset on each Reset Date. Therefore, the interest rate during any Interest Payment Period beginning on the First Reset Date or any subsequent Reset Date could be less than the fixed interest rate for the initial period from and including the original issue date of the Notes to, but excluding, the First Reset Date or any previous Reset Period. We have no control over the factors that may affect U.S. Treasury rates, including geopolitical, economic, financial, political, regulatory, judicial or other conditions or events.

The historical Five-year U.S. Treasury Rates are not an indication of future Five-year U.S. Treasury Rates.

As noted above, the interest rate on the Notes for each Reset Period will be set by reference to the Five-year U.S. Treasury Rate as of the most recent Reset Interest Determination Date. In the past, U.S. Treasury rates have experienced significant fluctuations. You should note that historical levels, fluctuations and trends of U.S. Treasury rates are not necessarily indicative of future levels. Any historical upward or downward trend in U.S. Treasury rates is not an indication that U.S. Treasury rates are more or less likely to increase or decrease at any time in the future and you should not take historical U.S. Treasury rates as an indication of future U.S. Treasury Rates.

USE OF PROCEEDS

The net proceeds to us from the sale of the Notes, after deducting the underwriting discount but before deducting our other fees and expenses related to the offering, will be approximately $     .

We intend to use the net proceeds from the sale of the Notes for general corporate purposes, including to finance capital expenditures, for working capital and to repay existing indebtedness.

Affiliates of certain of the underwriters are lenders under our revolving credit facility. To the extent that we use the net proceeds from this offering to repay amounts we have borrowed or may borrow or re-borrow in the future under our revolving credit facility, these lenders will receive their pro rata portions of such proceeds. The term of our revolving credit facility expires on February 18, 2027. In addition, certain of the underwriters are dealers under our commercial paper program. To the extent we use the net proceeds from this offering to repay notes issued under our commercial paper program and such sales agents hold such notes, such underwriters will receive proceeds from this offering. See the “Underwriting (Conflicts of Interest)—Conflicts of Interest” section of this prospectus supplement for more information.

SUPPLEMENTAL DESCRIPTION OF THE NOTES

The following description summarizes certain terms applicable to the Notes and is not intended to be a complete recitation of all terms applicable to the Notes. Please read the following information concerning the Notes in conjunction with the statements under “Description of the Debt Securities” in the accompanying prospectus, which the following information supplements and, if there are any inconsistencies, supersedes. The Notes will be issued under the indenture, dated as of May 16, 2024 (the “base indenture”), between NiSource and The Bank of New York Mellon, as trustee (the “Trustee”), as supplemented by a second supplemental indenture, to be dated as of September    , 2024, between the Company and the Trustee, as it may be further supplemented from time to time (the base indenture, as so supplemented, the “indenture”). The form of base indenture is described in the accompanying prospectus and is filed as an exhibit to the registration statement under which the Notes are being offered and sold.

Maturity, Interest and Payment

The Notes will mature on March , 2055, subject to earlier redemption at our option as described under “—Redemption.”

The Notes will bear interest (i) from and including September , 2024 (the “original issue date”) to, but excluding, March , 2035 (the “First Reset Date”) at the rate of    % per annum and (ii) from and including the First Reset Date, during each Reset Period (as defined below) at a rate per annum equal to the Five-year U.S. Treasury Rate (as defined below) as of the most recent Reset Interest Determination Date (as defined below) plus a spread of    %, to be reset on each Reset Date (as defined below). Interest on the Notes will accrue from the original issue date and will be payable semi-annually in arrears on March    and September    (each, an “interest payment date”) of each year, beginning on March , 2025, to the holders of record at the close of business on the record date for the applicable interest payment date, which will be (i) the business day immediately preceding such interest payment date so long as all of the Notes remain in book-entry only form or (ii) the 15th calendar day preceding such interest payment (whether or not a business day) if any of the Notes do not remain in book-entry only form (each, a “record date”), subject to our right to defer interest payments as described below under “—Option to Defer Interest Payments.” Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months.

The applicable interest rate for each Reset Period will be determined by the calculation agent (as defined below), as of the applicable Reset Interest Determination Date, in accordance with the following provisions:

“Five-year U.S. Treasury Rate” means, as of any Reset Interest Determination Date, (i) an interest rate (expressed as a decimal) determined to be the per annum rate equal to the arithmetic mean of the yields to maturity for U.S. Treasury securities adjusted to constant maturity with a maturity of five years from the next Reset Date and trading in the public securities markets, for the five consecutive business days immediately prior to the respective Reset Interest Determination Date as published (or, if fewer than five consecutive business days are so published on the applicable Reset Interest Determination Date, for such number of business days published) in the most recent H.15, or (ii) if there is no such published U.S. Treasury security with a maturity of five years from the next Reset Date and trading in the public securities markets, then the rate will be determined by interpolation between the arithmetic mean of the yields to maturity for each of the two series of U.S. Treasury securities adjusted to constant maturity trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Reset Date following the next succeeding Reset Interest Determination Date, and (B) the other maturing as close as possible to, but later than, the Reset Date following the next succeeding Reset Interest Determination Date, in each case for the five consecutive business days immediately prior to the respective Reset Interest Determination Date as published in the most recent H.15. If the Five-year U.S. Treasury Rate cannot be determined pursuant to the methods described in clause (i) or (ii) above, then the Five-year U.S. Treasury Rate will be the same interest rate determined for the prior Reset Interest Determination Date or, if the Five-year U.S. Treasury Rate cannot be so determined as of the Reset Interest Determination Date preceding the

First Reset Date, then the interest rate applicable for the Reset Period beginning on and including the First Reset Date will be deemed to be    % per annum, which is the same interest rate as in effect from and including the original issue date to, but excluding, the First Reset Date.

“H.15” means the statistical release designated as such, or any successor publication, published by the Board of Governors of the U.S. Federal Reserve System (or any successor thereto).

The “most recent H.15” means the H.15 published closest in time but prior to the close of business on the second business day prior to the applicable Reset Date.

“Reset Date” means the First Reset Date and March    of every fifth year after 2035.

“Reset Interest Determination Date” means, in respect of any Reset Period, the day falling two business days prior to the first day of such Reset Period.

“Reset Period” means the period from and including the First Reset Date to, but excluding, the next following Reset Date and thereafter each period from and including a Reset Date to, but excluding, the next following Reset Date.

As used under this caption “Supplemental Description of the Notes,” the term “business day” means, unless otherwise expressly stated, any day other than (i) a Saturday or Sunday or (ii) a day on which banks and trust companies in The City of New York are authorized or obligated by law, regulation or executive order to remain closed.

The term “calculation agent” means, at any time, the entity appointed by us and serving as such agent with respect to the Notes at such time.

Unless we have validly called all of the outstanding Notes for redemption on a redemption date occurring prior to the First Reset Date, we will appoint a calculation agent for the Notes prior to the Reset Interest Determination Date immediately preceding the First Reset Date; provided that, if we have called all of the outstanding Notes for redemption on a redemption date occurring prior to the First Reset Date but we do not redeem all of the outstanding Notes on such redemption date, we will appoint a calculation agent for the Notes as promptly as practicable after such proposed redemption date. We may terminate any such appointment and may appoint a successor calculation agent at any time and from time to time (so long as there shall always be a calculation agent in respect of the Notes when so required). We may appoint NiSource or an affiliate of NiSource as calculation agent.

As provided above, the applicable interest rate for each Reset Period will be determined by the calculation agent as of the applicable Reset Interest Determination Date. Promptly upon such determination, the calculation agent will notify us of the interest rate for the Reset Period and we will promptly notify, or cause the calculation agent to promptly notify, the trustee and each paying agent of such interest rate. The calculation agent’s determination of any interest rate, and its calculation of the amount of interest for any Interest Payment Period (as defined below under “—Option to Defer Interest Payments”) beginning on or after the First Reset Date, will be on file at our principal offices, will be made available to any holder or beneficial owner of the Notes upon request and will be final and binding in the absence of manifest error.

If an interest payment date, redemption date, or maturity date falls on a day that is not a business day, payment will be made on the next succeeding business day with the same force and effect as if made on such payment date.

No Listing

The Notes are a new issue of securities with no established trading market. We do not intend to apply for the listing or trading of the Notes on any securities exchange or trading facility or for inclusion of the Notes in any automated quotation system.

Ranking

The Notes will be our unsecured obligations and will rank junior and subordinate in right of payment to the prior payment in full of our existing and future Senior Indebtedness (as defined below under “—Subordination”), to the extent and in the manner set forth under the caption “—Subordination” below. The Notes will rank equally in right of payment with our existing 6.950% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2054 and with any future unsecured indebtedness that we may incur from time to time if the terms of such indebtedness provide that it ranks equally with the Notes in right of payment. At June 30, 2024, NiSource had approximately $13.3 billion aggregate principal amount of Senior Indebtedness outstanding and $500 million aggregate principal amount of its 6.950% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2054 outstanding. In addition, the Notes will be effectively subordinated to any future secured indebtedness of NiSource to the extent of the value of the related collateral securing such indebtedness.

The Notes are obligations of NiSource Inc., and not of any of NiSource’s subsidiaries. NiSource is a holding company and, accordingly, we conduct substantially all of our operations through our operating subsidiaries. As a result, our cash flow and our ability to service our debt, including the Notes, depend upon the earnings of our operating subsidiaries and on the distribution of earnings, loans or other payments by such subsidiaries to NiSource.

Our operating subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due on the Notes or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. In addition, any payment of dividends, distributions, loans or advances by our subsidiaries to us could be subject to statutory or contractual restrictions. Payments to us by our operating subsidiaries will also be contingent upon such subsidiaries’ earnings and business considerations. As of June 30, 2024, our operating subsidiaries had, in addition to other liabilities, approximately $296.5 million aggregate amount of indebtedness.

Our right to receive any assets of any of our subsidiaries upon their liquidation or reorganization, and therefore the rights of the holders of the Notes to participate in those assets, will be structurally subordinated to the claims of that subsidiary’s creditors. In addition, even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that held by us. There is no limitation on the ability of our subsidiaries to incur additional indebtedness to which the Notes will be structurally subordinated. Additionally, if any of our subsidiaries were to issue preferred stock in the future, the Notes would similarly be structurally subordinated to the rights of the preferred stockholders.

The indenture does not limit the amount of Senior Indebtedness or secured indebtedness that may be incurred by NiSource or the amount of other indebtedness or liabilities that may be incurred by NiSource or any of its subsidiaries. The incurrence by NiSource or its subsidiaries of additional indebtedness, including the incurrence of additional Senior Indebtedness or secured indebtedness by NiSource, may have adverse consequences for you as a holder of the Notes, including making it more difficult for NiSource to satisfy its obligations with respect to the Notes, a loss of all or part of the trading value of your Notes and a risk that one or more of the credit ratings of the Notes could be lowered or withdrawn.

Agreement by Holders to Tax Treatment

Each holder (and beneficial owner) of the Notes will, by accepting any Notes (or a beneficial interest therein), be deemed to have agreed that such holder (or beneficial owner) intends that the notes constitute indebtedness of NiSource, and will treat the Notes as indebtedness of NiSource, for U.S. federal, state and local tax purposes.

Subordination

The Notes will be subordinated in right of payment to the prior payment in full of all our Senior Indebtedness. This means that upon:

(a) any payment by, or distribution of the assets of, NiSource upon its dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings;

(b) a failure to pay any interest, principal or other monetary amounts due on any of NiSource’s Senior Indebtedness when due and continuance of that default beyond any applicable grace period; or

(c) acceleration of the maturity of any Senior Indebtedness of NiSource as a result of a default;

the holders of all of NiSource’s Senior Indebtedness will be entitled to receive:

•	in the case of clause (a) above, payment of all amounts due or to become due on all Senior Indebtedness; or

•	in the case of clauses (b) and (c) above, payment of all amounts due on all Senior Indebtedness,

before the holders of the Notes are entitled to receive any payment. So long as any of the events in clauses (a), (b), or (c) above has occurred and is continuing, any amounts payable or assets distributable on the Notes will instead be paid or distributed, as the case may be, directly to the holders of Senior Indebtedness to the extent necessary to pay, in the case of clause (a) above, all amounts due or to become due upon all such Senior Indebtedness, or, in the case of clauses (b) and (c) above, all amounts due on all such Senior Indebtedness, and, if any such payment or distribution is received by the trustee under the indenture or the holders of any of the Notes before all Senior Indebtedness due and to become due, as applicable, is paid, such payment or distribution must be paid over to the holders of the unpaid Senior Indebtedness. Subject to paying the Senior Indebtedness due and to become due in the case of clause (a) or the Senior Indebtedness due in the case of clauses (b) and (c), the holders of the Notes will be subrogated to the rights of the holders of the Senior Indebtedness to receive payments applicable to the Senior Indebtedness until the Notes are paid in full.

“Senior Indebtedness” means, with respect to the Notes, (i) indebtedness of NiSource, whether outstanding at the date of the indenture or incurred, created or assumed after such date, (a) in respect of money borrowed by NiSource (including any financial derivative, hedging or futures contract or similar instrument, to the extent any such item is primarily a financing transaction) and (b) evidenced by debentures, bonds, notes, credit or loan agreements or other similar instruments or agreements issued or entered into by NiSource; (ii) all finance lease obligations of NiSource; (iii) all obligations of NiSource issued or assumed as the deferred purchase price of property, all conditional sale obligations of NiSource and all obligations of NiSource under any title retention agreement (but excluding, for the avoidance of doubt, trade accounts payable arising in the ordinary course of business and long-term purchase obligations); (iv) all obligations of NiSource for the reimbursement of any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction; and (v) all obligations of the type referred to in clauses (i) through (iv) above of other persons for the payment of which NiSource is responsible or liable as obligor, guarantor or otherwise, except for any obligations, instruments or agreements of the type referred to in any of clauses (i) through (v) above that, by the terms of the instruments or agreements creating or evidencing the same or pursuant to which the same is outstanding, are subordinated or equal in right of payment to the Notes.

For the avoidance of doubt, Senior Indebtedness shall not include the Other Junior Subordinated Notes. “Other Junior Subordinated Notes” means NiSource’s existing 6.950% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2054, which constitute a separate series of NiSource’s subordinated indebtedness under the base indenture and were originally issued on May 16, 2024, together with any additional unsecured indebtedness of the same series which may in the future be issued under the base indenture upon any re-opening of such series.

Due to the subordination of the Notes, if assets of NiSource are distributed upon its dissolution, winding-up, liquidation or reorganization, holders of its Senior Indebtedness and other indebtedness and obligations that are not equal or junior to the Notes in right of payment will likely recover more, ratably, than holders of the Notes, and it is possible that no payments will be made to the holders of the Notes.

The Notes and the indenture do not limit our ability to incur Senior Indebtedness or our or any of our subsidiaries’ ability to incur other secured and unsecured indebtedness or liabilities or to issue preferred equity.

Option to Defer Interest Payments

So long as no event of default (as defined below under “—Events of Default”) with respect to the Notes has occurred and is continuing, we may, at our option, defer interest payments on the Notes, from time to time, for one or more deferral periods of up to 20 consecutive Interest Payment Periods (as defined below) each (each such deferral period, commencing on the interest payment date on which the first such deferred interest payment otherwise would have been made, an “Optional Deferral Period”), except that no such Optional Deferral Period may extend beyond the final maturity date of the Notes or end on a day other than the day immediately preceding an interest payment date. During any Optional Deferral Period, interest on the Notes will continue to accrue at the then-applicable interest rate on the Notes (as reset from time to time on any Reset Date occurring during such Optional Deferral Period in accordance with the terms of the Notes). In addition, during any Optional Deferral Period, interest on the deferred interest (“compound interest”) will accrue at the then-applicable interest rate on the Notes (as reset from time to time on any Reset Date occurring during such Optional Deferral Period in accordance with the terms of the Notes), compounded semi-annually, to the extent permitted by applicable law. No interest will be due or payable on the Notes during an Optional Deferral Period, except upon a redemption of any Notes on any redemption date during such Optional Deferral Period (in which case all accrued and unpaid interest (including, to the extent permitted by applicable law, any compound interest) on the Notes to be redeemed to, but excluding, such redemption date will be due and payable on such redemption date), or unless the principal of and interest on the Notes shall have been declared due and payable as the result of an event of default with respect to the Notes (in which case all accrued and unpaid interest, including, to the extent permitted by applicable law, any compound interest, on the Notes shall become due and payable). All references in the Notes and, insofar as relates to the Notes, the indenture, to “interest” on the Notes shall be deemed to include any such deferred interest and, to the extent permitted by applicable law, any compound interest, unless otherwise expressly stated or the context otherwise requires.

Before the end of any Optional Deferral Period that is shorter than 20 consecutive Interest Payment Periods, we may elect, at our option, to extend such Optional Deferral Period, so long as the entire Optional Deferral Period does not exceed 20 consecutive Interest Payment Periods or extend beyond the final maturity date of the Notes. We may also elect, at our option, to shorten the length of any Optional Deferral Period. No Optional Deferral Period (including as extended or shortened) may end on a day other than the day immediately preceding an interest payment date. At the end of any Optional Deferral Period, if all amounts then due on the Notes, including all accrued and unpaid interest thereon (including, without limitation and to the extent permitted by applicable law, any compound interest), are paid, we may elect to begin a new Optional Deferral Period; provided, however, that, without limitation of the foregoing, we may not begin a new Optional Deferral Period unless we have paid all accrued and unpaid interest on the Notes (including, without limitation and to the extent permitted by applicable law, any compound interest) from any previous Optional Deferral Periods.

During any Optional Deferral Period, we will not do any of the following (subject to the exceptions set forth in the next succeeding paragraph):

•	declare or pay any dividends or distributions on any Capital Stock (as defined below) of NiSource;

•	redeem, purchase, acquire or make a liquidation payment with respect to any Capital Stock of NiSource;

•	pay any principal, interest or premium on, or repay, repurchase or redeem, any indebtedness of NiSource that ranks equally with or junior to the Notes in right of payment; or

•	make any payments with respect to any guarantees by NiSource of any indebtedness if such guarantees rank equally with or junior to the Notes in right of payment.

However, during an Optional Deferral Period, we may (a) declare and pay dividends or distributions payable solely in shares of our common stock (together, for the avoidance of doubt, with cash in lieu of any fractional share) or options, warrants or rights to subscribe for or purchase shares of our common stock, (b) declare and pay any dividend in connection with the implementation of a plan (a “Rights Plan”) providing for the issuance by us to all holders of our common stock of rights entitling them to subscribe for or purchase common stock or any class or series of our preferred stock, which rights (1) are deemed to be transferred with such common stock, (2) are not exercisable until the occurrence of a specified event or events and (3) are also issued in respect of future issuances of our common stock, (c) issue any of shares of our Capital Stock under any Rights Plan or redeem or repurchase any rights distributed pursuant to a Rights Plan, (d) reclassify our Capital Stock or exchange or convert one class or series of our Capital Stock for another class or series of our Capital Stock, (e) purchase fractional interests in shares of our Capital Stock pursuant to the conversion or exchange provisions of such Capital Stock or the security being converted or exchanged, (f) purchase, acquire or withhold shares of our common stock related to the issuance of our common stock or rights under any dividend reinvestment plan or related to any of our benefit plans for our directors, officers, employees, consultants or advisors, including any employment contract, and (g) for the avoidance of doubt, convert convertible Capital Stock of NiSource into other Capital Stock of NiSource in accordance with the terms of such convertible Capital Stock (together, for the avoidance of doubt, with cash in lieu of any fractional share).

We will give the holders of the Notes and the trustee notice of our election of, or any shortening or extension of, an Optional Deferral Period at least 10 business days prior to the earlier of (1) the next succeeding interest payment date or (2) the date upon which we are required to give notice to any applicable self-regulatory organization or to holders of the Notes of the next succeeding interest payment date or the record date therefor. The record date for the payment of deferred interest and, to the extent permitted by applicable law, any compound interest payable on the interest payment date immediately following the last day of an Optional Deferral Period will be the regular record date with respect to such interest payment date.

“Capital Stock” means (i) in the case of a corporation or a company, corporate stock or shares; (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (iv) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person.

“Interest Payment Period” means the semi-annual period from and including an interest payment date to but excluding the next succeeding interest payment date, except for the first Interest Payment Period which shall be the period from and including the original issue date to but excluding March , 2025.

Redemption

Optional Redemption

We may redeem some or all of the Notes, at our option, in whole or in part (i) on any day in the period commencing on the date falling 90 days prior to the First Reset Date and ending on and including the First Reset Date and (ii) after the First Reset Date, on any interest payment date, at a redemption price in cash equal to 100% of the principal amount of the Notes being redeemed, plus, subject to the terms described in the first paragraph under “— Redemption Procedures; Cancellation of Redemption” below, accrued and unpaid interest on the Notes to be redeemed to, but excluding, the redemption date.

Redemption Following a Tax Event

We may at our option redeem the Notes, in whole but not in part, at any time following the occurrence and during the continuance of a Tax Event (as defined below) at a redemption price in cash equal to 100% of the principal amount of the Notes, plus, subject to the terms described in the first paragraph under “—Redemption Procedures; Cancellation of Redemption” below, accrued and unpaid interest on the Notes to, but excluding, the redemption date.

A “Tax Event” means that we have received an opinion of counsel experienced in such matters to the effect that, as a result of:

•

any amendment to, clarification of, or change, including any announced prospective change, in the laws or treaties of the United States or any of its political subdivisions or taxing authorities, or any regulations under those laws or treaties;

•

an administrative action, which means any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to issue or adopt any administrative pronouncement, ruling, regulatory procedure or regulation;

•

any amendment to, clarification of, or change in the official position or the interpretation of any administrative action or judicial decision or any interpretation or pronouncement that provides for a position with respect to an administrative action or judicial decision that differs from the previously generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body, regardless of the time or manner in which that amendment, clarification or change is introduced or made known; or

•

a threatened challenge asserted in writing in connection with a tax audit of us or any of our subsidiaries, or a publicly-known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Notes, which amendment, clarification or change is effective or the administrative action is taken or judicial decision, interpretation or pronouncement is issued or threatened challenge is asserted or becomes publicly-known after the date of this prospectus supplement, there is more than an insubstantial risk that interest payable by us on the Notes is not deductible, or within 90 days would not be deductible, in whole or in part, by us for U.S. federal income tax purposes.

Redemption Following a Rating Agency Event

We may at our option redeem the Notes, in whole but not in part, at any time following the occurrence and during the continuance of a Rating Agency Event (as defined below) at a redemption price in cash equal to 102% of the principal amount of the Notes, plus, subject to the terms described in the first paragraph under “—Redemption Procedures; Cancellation of Redemption” below, accrued and unpaid interest on the Notes to, but excluding, the redemption date.

“Rating Agency Event” means, as of any date, a change, clarification or amendment in the methodology published by any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act, as amended (or any successor provision thereto), that then publishes a rating for NiSource (together with any successor thereto, a “rating agency”) in assigning equity credit to securities such as the Notes, (a) as such methodology was in effect on the date of this prospectus supplement, in the case of any rating agency that published a rating for NiSource as of the date of this prospectus supplement, or (b) as such methodology was in effect on the date such rating agency first published a rating for NiSource, in the case of any rating agency that first publishes a rating for NiSource after the date of this prospectus supplement, (in the case of either clause (a) or (b), the “current methodology”), that results in (i) any shortening of the length of time for which a particular level of equity credit pertaining to the Notes by such rating agency would have been in effect had the current methodology not been changed or (ii) a lower equity credit (including up to a lesser amount) being assigned by such rating agency to the Notes as of the date of such change, clarification or amendment than the equity credit that would have been assigned to the Notes by such rating agency had the current methodology not been changed.

Redemption Procedures; Cancellation of Redemption

Notwithstanding any statement under this caption “—Redemption” to the contrary, installments of interest on the Notes that are due and payable on any interest payment date falling on or prior to a redemption date for the Notes will be payable on that interest payment date to the registered holders thereof as of the close of business on the relevant record date according to the terms of the Notes and the indenture, except that, if the redemption date for any Notes falls on any day during an Optional Deferral Period (as defined below under “—Option to Defer Interest Payments”), accrued and unpaid interest (including, to the extent permitted by applicable law, any compound interest (as defined below under “—Option to Defer Interest Payments”)) on such Notes will be paid on such redemption date to the persons entitled to receive the redemption price of such Notes. For the avoidance of doubt, the interest payment date falling immediately after the last day of an Optional Deferral Period shall not be deemed to fall on a day during such Optional Deferral Period.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed. Once notice of redemption is mailed, the Notes called for redemption will become due and payable on the redemption date at the applicable redemption price, plus, subject to the terms described in the immediately preceding paragraph, accrued and unpaid interest to, but excluding, the redemption date, and will be paid upon surrender thereof for redemption, unless (a) the notice of redemption provides that such redemption shall be subject to the condition described in the next succeeding paragraph and (b) such redemption shall have been canceled in accordance with the provisions of the next succeeding paragraph because such condition shall not have been satisfied. If only part of a note is redeemed, the trustee will issue in the name of the registered holder of the note and deliver to such holder a new note in a principal amount equal to the unredeemed portion of the principal of the note surrendered for redemption. If we elect to redeem all or a portion of the Notes, then, unless otherwise provided in such notice of redemption as described in the next succeeding paragraph, the redemption will not be conditional upon receipt by the paying agent or the trustee of monies sufficient to pay the redemption price.

If, at the time a notice of redemption is given, (i) we have not effected satisfaction and discharge of the Notes as described under “Description of the Debt Securities—Satisfaction and Discharge” in the accompanying prospectus and (ii) such notice of redemption is not being given in connection with or in order to effect satisfaction and discharge of the Notes, then, if the notice of redemption so provides and at our option, the redemption may be subject to the condition that the trustee shall have received, on or before the applicable redemption date, monies in an amount sufficient to pay the redemption price and accrued and unpaid interest on the Notes called for redemption to, but excluding, the redemption date. If monies in such amount are not received by the trustee on or before such redemption date, such notice of redemption shall be automatically canceled and of no force or effect, such proposed redemption shall be automatically canceled and we shall not be required to redeem the Notes called for redemption on such redemption date. In the event that a redemption is canceled, we will, not later than the business day immediately following the proposed redemption date, deliver, or cause to be delivered, notice of such cancellation to the registered holders of the Notes called for redemption (which notice will also indicate that any Notes or portions thereof surrendered for redemption shall be returned to the applicable holders), and we will direct the trustee to, and the trustee will, promptly return any Notes or portions thereof that have been surrendered for redemption to the applicable holders.

Unless we default in payment of the redemption price or the proposed redemption is canceled in accordance with the provisions set forth in the immediately preceding paragraph, on and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

The trustee shall have no duty to determine, or verify the calculation of, the redemption price.

If we redeem less than all of the Notes on any redemption date, the trustee will select the Notes to be redeemed by lot or, in the case of Notes in book-entry form represented by one or more global notes, by such other customary method prescribed by the depositary, which may be made on a pro rata pass-through distribution of principal basis.

Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption.

Events of Default

An “event of default” occurs with respect to the Notes if:

(a)

we do not pay any interest on any Note when it becomes due and payable and such default continues for 60 days (whether or not such payment is prohibited by the subordination provisions applicable to the Notes), except as the result of a deferral of interest payments in accordance with the provisions discussed above under “—Option to Defer Interest Payments”;

(b)

we do not pay any principal of or premium, if any, on any Note when it becomes due and payable (whether or not such payment is prohibited by the subordination provisions applicable to the Notes) and the default continues for three business days;

(c)

we remain in breach of any other covenant or warranty (excluding covenants and warranties solely applicable to one or more other series of subordinated debt securities issued under the indenture) in the indenture or the Notes for 90 days after there has been given to us, by registered or certified mail, a written notice of default specifying such default or breach and requiring remedy of the default or breach; the notice must be sent by either the trustee or registered holders of at least 33% of the principal amount of the outstanding Notes; or

(d)	NiSource files for bankruptcy or other specified events of bankruptcy, insolvency, receivership or reorganization occur with respect to NiSource.

However, as discussed below under “—Limitation of Remedies,” neither the trustee nor the holders of the Notes will be entitled to declare the Notes to be due and payable immediately upon the occurrence of an event of default described in clause (c) above.

No event of default with respect to the Notes will necessarily constitute an event of default with respect to the subordinated debt securities of any other series that may be issued under the indenture, and no event of default with respect to any such other series of subordinated debt securities that may be issued under the indenture will necessarily constitute an event of default with respect to the Notes.

The description set forth under this caption “—Events of Default” supersedes and replaces, insofar as it relates to the Notes, the description in the first paragraph through “(See Section 501.)” set forth under the caption “Description of the Debt Securities—Events of Default” in the accompanying prospectus.

Limitation on Remedies

If an event of default, other than an event of default described in clause (c) under “—Events of Default” above, occurs and is continuing, then either the trustee or the registered holders of at least 33% in principal amount of the outstanding Notes may declare the principal amount of all of the Notes, together with accrued and unpaid interest thereon (including, without limitation, any deferred interest and, to the extent permitted by applicable law, any compound interest), to be due and payable immediately, and upon such declaration the principal of and accrued and unpaid interest on the Notes shall become immediately due and payable (notwithstanding any deferral of interest payments in accordance with the provisions discussed above under “—Option to Defer Interest Payments”).

However, if an event of default described in clause (c) under “—Events of Default” above occurs and is continuing, neither the trustee nor the registered holders of the Notes will be entitled to declare the principal of the Notes, or accrued or unpaid interest thereon, to be due and payable immediately. See “Risk Factors—Holders of the notes will have limited rights of acceleration” above. However, they may exercise the other rights and remedies available under the indenture upon the occurrence of such an event of default.

The description set forth under this caption “—Limitation on Remedies” supersedes and replaces, insofar as it relates to the Notes, the description set forth in the second paragraph through “(See Section 502.)” under the caption “Description of the Debt Securities—Events of Default” in the accompanying prospectus.

No Limitation on Liens

The Notes will not be subject to the lien limitation described under the caption “Description of the Debt Securities—Limitation on Liens” in the accompanying prospectus.

Additional Notes

We may, without the consent of the holders of the Notes, create and issue additional Notes ranking equally with the Notes in all respects, including having the same terms (except for the price to public, the issue date, the initial interest accrual date and the first interest payment date, as applicable) as the Notes, so that such additional Notes would be consolidated and form a single series with the Notes, and would have the same terms as to status, redemption or otherwise as the Notes. Such additional Notes will have the same CUSIP number as the Notes offered hereby, provided that such additional Notes must be part of the same issue as the Notes offered hereby for U.S. federal income tax purposes or, if they are not part of the same issue for such purposes, such additional Notes must be issued with a separate CUSIP number. No additional Notes may be issued if an Event of Default under the indenture has occurred and is continuing with respect to the Notes.

Forms and Denominations

The Notes will be issued as one or more global securities in the name of a nominee of DTC and will be available only in book-entry form. See “— Book-Entry Only Issuance—The Depository Trust Company.” The Notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Book-Entry Only Issuance—The Depository Trust Company

DTC will act as the initial securities depositary for the Notes. The Notes will be issued only as fully registered securities registered in the name of Cede & Co., DTC’s nominee, or such other name as may be requested by an authorized representative of DTC. The Notes initially will be represented by one or more fully registered global securities, representing in the aggregate the total principal amount of the Notes, and will be deposited with the trustee on behalf of DTC. Investors may hold interests in the Notes through DTC if they are participants in DTC or indirectly through organizations that are participants in DTC, including Euroclear or Clearstream.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for

U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to the DTC system is also available to others such as U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The DTC rules applicable to its Direct Participants and Indirect Participants are on file with the SEC.

Purchases of Notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the Notes on DTC’s records. The ownership interest of each actual purchaser of Notes (“Beneficial Owner”) is in turn to be recorded on the Direct Participants’ and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchases. Beneficial Owners, however, are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct Participants or Indirect Participants through which the Beneficial Owners purchased Notes. Transfers of ownership interests in the Notes are to be accomplished by entries made on the books of Direct Participants and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Notes, except in the event that use of the book-entry system for the Notes is discontinued.

To facilitate subsequent transfers, all Notes deposited by Direct Participants with DTC are registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of Notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any changes in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Notes. DTC’s records reflect only the identity of the Direct Participants to whose accounts such Notes are credited, which may or may not be the Beneficial Owners. The Direct Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the Notes are being redeemed, DTC’s practice is to determine by lot the amount of interest of each Direct Participant in such Notes to be redeemed unless the governing documents clearly indicate that a partial redemption processed through DTC will be treated by DTC, in accordance with its rules and procedures, as a “pro rata pass-through distribution of principal.”

Although voting with respect to the Notes is limited, in those cases where a vote is required, neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the Notes unless authorized by a Direct Participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to NiSource as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the Notes are credited on the record date (identified in a listing attached to the omnibus proxy).

Payments on the Notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information on the relevant payment date in accordance with their respective holdings shown on DTC’s records. Payments by Direct Participants or Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers registered in “street name,” and will be the responsibility of such Direct Participants or Indirect Participant and not of DTC, NiSource or the trustee, subject to any statutory or regulatory requirements. Payment to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of NiSource and the applicable paying agent, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct Participants and Indirect Participants.

Except as provided herein, a Beneficial Owner of Notes will not be entitled to receive physical delivery of such Notes. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Notes. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the global Notes.

DTC may discontinue providing its services as securities depositary with respect to the Notes at any time by giving reasonable notice to NiSource or the trustee. Under such circumstances, in the event that a successor securities depositary is not obtained, the Notes certificates will be required to be printed and delivered to the holders of record.

NiSource may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary) with respect to the Notes. NiSource understands, however, that under current industry practices, DTC would notify its Direct Participants and Indirect Participants of NiSource’s decision, but will only withdraw beneficial interests from the global Notes at the request of each Direct Participant or Indirect Participant. In that event, certificates for the Notes will be printed and delivered to the applicable Direct Participant or Indirect Participant.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that NiSource believes to be reliable, but neither NiSource nor any underwriter takes any responsibility for the accuracy thereof. Neither NiSource nor any underwriter has any responsibility for the performance by DTC or its Direct Participants or Indirect Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

Global Clearance and Settlement Procedures

Secondary market trading between Clearstream participants and/or Euroclear system participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and the Euroclear system, as applicable.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream participants or Euroclear system participants on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear system participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of Notes received in Clearstream or the Euroclear system as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such Notes settled during such processing will be reported to the relevant Clearstream participant or Euroclear system participant on such business day. Cash received in Clearstream or the Euroclear system as a result of sales of the Notes by or through a Clearstream participant or a Euroclear system participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or the Euroclear system cash account only as of the business day following settlement in DTC.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the Notes, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, administrative rulings and judicial decisions, all as in effect as of the date hereof, and all of which are subject to change, possibly with retroactive effect. We have not sought any ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

This summary is limited to holders who purchase the Notes upon their initial issuance at their initial “issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of Notes is sold to the public for cash, not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and who hold the Notes as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This summary does not address U.S. federal tax laws other than income tax laws, such as estate and gift tax laws, and it does not address tax considerations arising under the laws of any foreign, state or local jurisdiction. In addition, this discussion does not address all tax considerations that may be applicable to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income or the alternative minimum tax, or to holders that may be subject to special tax rules, including, without limitation:

•	banks, insurance companies or other financial institutions;

•	tax-exempt organizations or governmental organizations;

•	regulated investment companies or real estate investment trusts;

•	brokers, dealers or traders in securities or commodities;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	foreign persons or entities (except to the extent specifically set forth below);

•	S-corporations, partnerships or other pass-through entities or arrangements (and investors therein);

•	U.S. expatriates and certain former citizens or long-term residents of the United States;

•	“U.S. holders” (as defined below under “—Consequences to U.S. Holders”) whose “functional currency” is not the United States dollar;

•	certain accrual method taxpayers subject to special tax accounting rules as a result of their use of financial statements under Section 451(b) of the Code;

•	persons who hold the Notes as a position in a hedging transaction, “straddle,” “conversion transaction;” or

•	persons deemed to sell the Notes under the constructive sale provisions of the Code.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the Notes, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships holding the Notes and the partners in such partnerships should consult their tax advisor regarding the tax consequences of the purchase, ownership and disposition of the Notes.

THIS SUMMARY OF MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT LEGAL OR TAX ADVICE. YOU ARE URGED TO

CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES ARISING UNDER OTHER U.S. FEDERAL TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Classification of the Notes

The determination of whether a security should be classified as indebtedness or equity for U.S. federal income tax purposes requires a judgment based on all relevant facts and circumstances. There is no statutory, judicial or administrative authority that directly addresses the U.S. federal income tax treatment of securities similar to the Notes. In the opinion of McGuireWoods LLP, under current law and based on the facts contained in this prospectus supplement, the terms of the indenture and the Notes, and certain assumptions stated in the opinion and representations relied upon in rendering the opinion, the Notes will be classified for U.S. federal income tax purposes as indebtedness of NiSource (although there is no controlling authority directly on point). This opinion is not binding on the IRS or any court and there can be no assurance that the IRS or a court will agree with this opinion.

Moreover, no rulings have been or will be sought from the IRS with respect to the transactions described in this prospectus supplement. Accordingly, we cannot assure you that the IRS will not challenge the opinion described herein or that a court would not sustain such a challenge. If the IRS were to successfully challenge the classification of the Notes as indebtedness, interest payments on the Notes would be treated for U.S. federal income tax purposes as dividends to the extent of NiSource’s current or accumulated earnings and profits. In the case of non-U.S. holders, interest payments treated as dividends would be subject to withholding of U.S. income tax, except to the extent such withholding is reduced by an applicable income tax treaty or except if the payments are effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (or, if an applicable U.S. income tax treaty applies, attributable to a permanent establishment maintained within the United States by the non-U.S. holder), in which case such payments would be subject to U.S. federal income tax on a net income basis in the same manner as if that non-U.S. holder were a U.S. holder (as described below). We agree, and by acquiring an interest in a Note, each beneficial owner of a Note will agree, to treat the Notes as indebtedness of NiSource for United States federal income tax purposes. You should consult your tax advisors regarding the tax consequences that will arise if the Notes are not treated as indebtedness of NiSource for U.S. federal income tax purposes. The remainder of this discussion assumes that the Notes will be respected as indebtedness for U.S. federal income tax purposes.

U.S. Holders

The following is a summary of certain material U.S. federal income tax consequences that will apply to you if you are a U.S. holder (as defined below) of the Notes. Certain consequences to non-U.S. holders (as defined below under “—Consequences to Non-U.S. Holders”) of the Notes are described under “—Consequences to Non-U.S. Holders” below. The term “U.S. holder” means a beneficial owner of a Note that, for U.S. federal income tax purposes, is or is treated as:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust that (i) is subject to the primary supervision of a United States court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (ii) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes.

Payments of Interest

Except as described below, a U.S. holder will be taxed on any stated interest on the Notes at the time that such interest is received or accrued, in accordance with such U.S. holder’s method of accounting for U.S. federal income tax purposes.

Original Issue Discount

Special rules apply with respect to debt instruments that are issued with original issue discount (“OID”). Under applicable Treasury Regulations relating to OID, the possibility that stated interest on the Notes might be deferred (see Supplemental Description “Supplemental Description of the Notes—Option to Defer Interest Payments”) could result in the Notes being treated as issued with OID, unless the likelihood of such deferral is considered remote. We believe and intend to take the position that the likelihood of exercising our option to defer payment of stated interest is remote within the meaning of the Treasury Regulations in part because the exercise of the option to defer payments of stated interest on the Notes generally would prevent us from: (1) declaring or paying any dividend or distribution on our capital stock; (2) redeeming, purchasing, acquiring or making a liquidation payment with respect to any of our capital stock; (3) paying any principal, interest or premium on, or repaying, repurchasing or redeeming any of our debt securities that rank on parity with, or junior to, the Notes; or (4) making any payments with respect to any guarantee of debt securities if such guarantee ranks on parity with or junior to the Notes. Similarly, in certain circumstances (see “Supplemental Description of the Notes—Redemption—Redemption Following a Rating Agency Event”), we may be obligated to pay amounts in excess of stated interest on or principal of the Notes. Such excess payments will not affect the amount of interest income that a U.S. holder recognizes if there is only a remote likelihood that such payments will be made. We believe and intend to take the position that the likelihood that we will make any such payments is remote. Our determination regarding the remoteness of these contingencies is binding on a holder, unless the holder discloses in the proper manner to the IRS that it is taking a different position.

In addition to the foregoing, we believe that the Notes should be treated for U.S. federal income tax purposes as “variable rate debt instruments” that provide for a single fixed rate followed by a qualified floating rate (a “QFR”). Applicable Treasury Regulations set forth rules to determine whether the fixed rate and the QFR result in a debt instrument being treated as issued with OID at time of issuance. It is our expectation that the initial interest rate (the “fixed rate”) and the interest rate on each Reset Date (the “floating rate”) for the Notes will be set in a manner that will not result in OID. In light of the foregoing rules applicable to the Notes, we expect that the Notes will not be issued with OID. Accordingly, except as set forth below, each U.S. holder should include in gross income that holder’s allocable share of interest on the Notes in accordance with that holder’s method of tax accounting.

However, if the IRS successfully challenged our position regarding the remoteness of the contingencies described above, or if the fixed rate and floating rate were to be set in a manner inconsistent with our expectations, the Notes would be treated as issued with OID at the time of issuance. Specifically:

•	If the possibility of interest deferral were determined not to be remote, the Notes would be treated as issued with OID and all stated interest on the Notes would be treated as OID.

•

If payments of stated interest on the Notes are deferred, the Notes may at that time be treated, solely for purposes of determining the amount of OID on the Notes, as having been retired and reissued with OID, and the sum of the remaining interest payments on the Notes would be OID.

•

Finally, if any portion of interest pursuant to the fixed rate or the floating rate is determined as of the issue date to be in excess of “qualified stated interest” on the Notes, such excess, if significant enough, would potentially give rise to OID.

In the event the Notes are treated as issued with OID, each U.S. holder would be required to accrue and include OID in taxable income on a constant yield basis before the receipt of the cash attributable to the interest

(regardless of that U.S. holder’s method of tax accounting), and actual distributions of stated interest would not be reported as taxable income.

Additionally, if the IRS were to determine that the possibility of excess payments was not remote, the Notes could be treated as “contingent payment debt instruments,” in which case a U.S. holder would be required to accrue interest income on the Notes in excess of stated interest and treat as ordinary income rather than as capital gain any income realized on the taxable disposition of Notes. In the event excess payments are made, the U.S. holder will be required to recognize such amounts as income. The remainder of this discussion assumes that the Notes will not be treated as contingent payment debt instruments.

Sale, Exchange, Redemption or Other Taxable Disposition of Notes

Upon the sale, exchange, redemption or other taxable disposition of a Note, a U.S. holder generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption or retirement and that U.S. holder’s adjusted tax basis in the Note. For these purposes, the amount realized does not include any amount attributable to accrued but unpaid interest not previously included in income, which will constitute ordinary income. If the Notes have not been subject to the OID rules, then a U.S. holder’s adjusted tax basis in the Notes generally will be its initial purchase price. If the Notes have been subject to the OID rules, then a U.S. holder’s tax basis in a Note would be increased by any OID previously includible in that U.S. holder’s gross income through the date of disposition and decreased by payments received by that U.S. holder on the Notes in respect of accrued OID. Gain or loss realized on the sale, exchange, redemption or retirement of a Note generally will be capital gain or loss and will be long-term capital gain or loss if at the time of the sale, exchange, redemption or retirement the Note has been held by that U.S. holder for more than one year. A U.S. holder that is an individual generally is entitled to preferential treatment for net long-term capital gains. Any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

Backup Withholding and Information Reporting

Information reporting requirements generally apply in connection with payments on the Notes to, and proceeds from a sale or other disposition of Notes by, non-corporate U.S. holders. A U.S. holder will be subject to backup withholding tax on such payments and proceeds if the U.S. holder fails to provide its correct taxpayer identification number to the paying agent in the manner required under U.S. federal income tax law, fails to comply with applicable backup withholding tax rules or does not otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will entitle that U.S. holder to a credit against that U.S. holder’s U.S. federal income tax liability and may entitle that U.S. holder to a refund, provided that the required information is timely and properly furnished to the IRS.

U.S. holders should consult their tax advisors regarding the application of backup withholding in their particular situation, the availability of an exemption from backup withholding and the procedure for obtaining such an exemption, if available.

Non-U.S. Holders

The following is a summary of certain material U.S. federal income tax consequences that will apply to you if you are a non-U.S. holder of the Notes. The term “non-U.S. holder” means a beneficial owner of a note that is not a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) or a U.S. holder.

Special rules may apply to certain non-U.S. holders such as “controlled foreign corporations” and “passive foreign investment companies.” Such entities should consult their tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

Payments of Interest

Subject to the discussion of backup withholding and information reporting and FATCA below and assuming that the Notes will be treated as indebtedness for U.S. federal income tax purposes, no withholding of U.S. federal income tax will apply to interest paid on a Note to a non-U.S. holder under the “portfolio interest exemption,” provided that:

•	the interest is not effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States;

•	the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•	the non-U.S. holder is not a bank whose receipt of interest with respect to a Note is described in Section 881(c)(3)(A) of the Code;

•	the non-U.S. holder is not a controlled foreign corporation that is related directly or constructively to us through stock ownership; and

•

the non-U.S. holder provides to the withholding agent, in accordance with specified procedures, a statement to the effect that such non-U.S. holder is not a United States person (generally by providing a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable).

If a non-U.S. holder cannot satisfy the requirements of the portfolio interest exemption described above, interest paid on the Notes (including payments in respect of OID, if any, on the Notes) made to a non-U.S. holder will be subject to a 30% U.S. federal withholding tax, unless that non-U.S. holder provides the withholding agent with a properly executed statement (i) claiming an exemption from or reduction of withholding under an applicable U.S. income tax treaty or (ii) stating that the interest is not subject to withholding tax because it is effectively connected with that non-U.S. holder’s conduct of a trade or business in the United States.

If a non-U.S. holder is engaged in a trade or business in the United States (or, if an applicable U.S. income tax treaty applies, if the non-U.S. holder maintains a permanent establishment within the United States) and the interest is effectively connected with the conduct of that trade or business (or, if an applicable U.S. income tax treaty applies, attributable to that permanent establishment), that non-U.S. holder will be subject to U.S. federal income tax on the interest on a net income basis in the same manner as if that non-U.S. holder were a U.S. holder (as described above). In addition, if such non-U.S. holder is a foreign corporation, it may also, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

The certifications described above generally must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. Non-U.S. holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Sale, Exchange, Redemption or Other Taxable Disposition of Notes

Subject to the discussion of backup withholding and information reporting and FATCA below, any gain realized upon the sale, exchange, redemption or other taxable disposition of a Note (other than any amount allocable to accrued and unpaid interest, which will be taxable as interest and may be subject to the rules discussed above in “—Consequences to Non-U.S. Holders—Payments of Interest”) generally will not be subject to U.S. federal income tax unless:

•

that gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, such gain is attributable to a permanent establishment maintained by the non-U.S. holder in the United States); or

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

Proceeds from the disposition of a Note that are attributable to accrued but unpaid interest generally will be subject to, or exempt from, tax to the same extent as described above under “—Payments of Interest” with respect to interest paid on a Note.

Backup Withholding and Information Reporting

The amount of interest paid on the Notes to non-U.S. holders generally must be reported annually to the IRS. These reporting requirements apply regardless of whether withholding was reduced or eliminated by any applicable income tax treaty. Copies of the information returns reflecting income in respect of the Notes may also be made available to the tax authorities in the country in which the non-U.S. holder is a resident under the provisions of an applicable income tax treaty or information sharing agreement.

A non-U.S. holder generally will not be subject to additional information reporting or to backup withholding with respect to payments on the Notes or to information reporting or backup withholding with respect to proceeds from the sale or other disposition of Notes to or through a U.S. office of any broker, as long as the holder:

•	has furnished to the payor or broker a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, certifying, under penalties of perjury, the non-U.S. holder’s status as a non-U.S. person;

•	has furnished to the payor or broker other documentation upon which it may rely to treat the payments as made to a non-U.S. person in accordance with applicable Treasury Regulations; or

•	otherwise establishes an exemption.

The payment of the proceeds from a sale or other disposition of Notes to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale or disposition of Notes will be subject to information reporting, but not backup withholding, if it is to or through a foreign office of a U.S. broker or a non-U.S. broker with certain enumerated connections with the United States unless the documentation requirements described above are met or the holder otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability, if any, or will otherwise be refundable, provided that the requisite procedures are followed and the proper information is filed with the IRS on a timely basis. Non-U.S. holders should consult their own tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such exemption, if applicable.

Foreign Account Tax Compliance Act

Pursuant to sections 1471 through 1474 of the Code (commonly referred to as the Foreign Accounts Tax Compliance Act or “FATCA”), and under associated Treasury Regulations and related administrative guidance, a U.S. federal withholding tax at a 30% rate applies to “withholdable payments” received by certain non-U.S. holders, if certain disclosure requirements related to U.S. ownership or accounts are not satisfied (generally by providing a properly executed IRS Form W-8BEN or Form W-8BEN-E, as applicable, or other applicable and/or successor forms). An applicable intergovernmental agreement regarding FATCA between the U.S. and a foreign jurisdiction may modify the rules discussed in this paragraph. For this purpose, “withholdable payments” generally include payments of interest on, and payments of gross proceeds from the sale or other disposition of, the Notes. However, the IRS issued proposed Treasury Regulations that eliminate FATCA withholding on payments of gross proceeds (but not on payments of interest). Pursuant to the preamble to the proposed Treasury

Regulations, we and any withholding agent may (but are not required to) rely on this proposed change to FATCA withholding until the final Treasury Regulations are issued. Prospective investors should consult their tax advisors regarding the potential application of FATCA to their investment in the Notes. If U.S. federal withholding tax under FATCA, or otherwise, is required on payments made to any holder of Notes, such withheld amount will be paid to the IRS. That payment, if made, will be treated as a payment of cash to the holder of the Notes with respect to whom the payment was made and will reduce the amount of cash to which such holder would otherwise be entitled.

The U.S. federal income tax discussion set forth above is included for general information only and may not be applicable depending upon a holder’s particular situation. Prospective investors should consult their tax advisors regarding the tax consequences to them of the purchase, ownership and disposition of Notes, including the tax consequences under state, local, foreign and other tax laws.

UNDERWRITING (CONFLICTS OF INTEREST)

Subject to conditions set forth in the underwriting agreement, we have agreed to sell all, but not less than all, of the Notes to the underwriters listed below, and the underwriters have severally and not jointly agreed to purchase the principal amount of the Notes set forth opposite its name in the following table:

Underwriter	Principal Amount of the Notes
BofA Securities, Inc.	$
Goldman Sachs & Co. LLC	$
J.P. Morgan Securities LLC	$
Morgan Stanley & Co. LLC	$
Wells Fargo Securities, LLC	$

Total	$

The underwriting agreement provides that the underwriters are obligated to purchase all of the Notes if any Notes are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering of the Notes may be terminated.

The underwriters propose to offer the Notes initially at the price to public set forth on the cover page of this prospectus supplement and to certain dealers at that price less a selling concession of     % of the principal amount per Note. The underwriters may allow, and those certain dealers may reallow, a discount of     % of the principal amount per Note on sales to certain other dealers. After the initial public offering of the Notes, the price to public and other selling terms may be changed.

We estimate that our total expenses for this offering, excluding the underwriting discount, will be approximately $    .

The Notes will be a new issue of securities with no established trading market. One or more of the underwriters intends to make a secondary market for the Notes. However, they are not obligated to do so and may discontinue making a secondary market for the Notes at any time without notice. No assurance can be given as to how liquid the trading market for the Notes will be.

We have agreed to indemnify the underwriters against liabilities under the Securities Act, as amended, or contribute to payments which the underwriters may be required to make in that respect.

The offering of the Notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or part.

In connection with the offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specific maximum.

•	Over-allotment involves sales by the underwriters of Notes in excess of the principal amount of Notes the underwriters are obligated to purchase, which creates a syndicate short position.

•

Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover syndicate short positions. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Notes in the open market after pricing that could adversely affect investors who purchase in the offering.

•

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the Notes originally sold by the syndicate member are purchased in a stabilizing transaction or a syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate-covering transactions and penalty bids may have the effect of raising or maintaining the market price of the Notes or preventing or retarding a decline in the market price of the Notes. As a result, the price of the Notes may be higher than the prices that might otherwise exist in the open market. The underwriters are not required to engage in these transactions and these transactions, if commenced, may be discontinued at any time.

We expect to deliver the Notes against payment for the Notes on or about the date specified in the last paragraph on the cover page of this prospectus supplement, which will be the    business day following the date of the pricing of the Notes. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes on the day of pricing or the next    succeeding business days will be required, by virtue of the fact that the Notes initially will settle in T+    , to specify alternative settlement arrangements to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes on the day of pricing or the next    succeeding business days should consult their own advisors.

Other Relationships

Certain of the underwriters and their affiliates have provided certain investment banking, commercial banking and other financial services to us and our affiliates, for which they have received customary fees. The underwriters and their affiliates may from time to time engage in future transactions with us and our affiliates and provide services to us and our affiliates in the ordinary course of their business.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers, and such investments and securities activities may involve our securities and/or instruments. Certain of the underwriters or their affiliates have a lending relationship with us. Certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect to such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Conflicts of Interest

Affiliates of certain of the underwriters are lenders under our revolving credit facility. To the extent that we use the net proceeds from this offering to repay amounts we have borrowed or may borrow or re-borrow in the future under our revolving credit facility, these lenders will receive their pro rata portions of such proceeds. Further, certain of the underwriters are dealers under our commercial paper program. To the extent we use the net proceeds from this offering to repay notes issued under our commercial paper program that are held by one or more sales agents, such underwriters will receive proceeds from this offering.

Because some of the net proceeds of this offering may be used to repay amounts outstanding under our revolving credit facility or to repay notes issued under our commercial paper program that are held by certain underwriters, such underwriters would be deemed to have a conflict of interest under FINRA Rule 5121 to the extent such underwriters or affiliates receive at least 5% of the net proceeds of the offering. Any underwriter deemed to have a conflict of interest would be required to conduct the distribution of the Notes in accordance with FINRA Rule 5121. If the offering is conducted in accordance with FINRA Rule 5121, such underwriter would not be permitted to confirm a sale to an account over which it exercises discretionary authority without first receiving specific written approval from the account holder. See the “Use of Proceeds” section of this prospectus supplement for more information.

Selling Restrictions

European Economic Area

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2016/97/EU where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation 2017/1129/EU (as amended, the “Prospectus Regulation”). No key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared. Offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus. This prospectus supplement and the accompanying prospectus are not prospectuses for the purposes of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any Notes in any Member State of the EEA means the communication in any form and by any means of sufficient information on the terms of the offer and any Notes to be offered so as to enable an investor to decide to purchase any Notes.

United Kingdom

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation 2017/1129/EU as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus. This prospectus supplement and the accompanying prospectus are not prospectuses for the purposes of the UK Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any Notes in the UK means the communication in any form and by any means of sufficient information on the terms of the offer and any Notes to be offered so as to enable an investor to decide to purchase any Notes.

Each person in the UK who receives any communication in respect of, or who acquires any Notes under, the offer to the public contemplated in this prospectus supplement or to whom the Notes are otherwise made available, will be deemed to have represented, warranted and agreed to and with each underwriter and the Company that it and any person on whose behalf it acquires Notes is (i) a “qualified investor” within the meaning of Article 2(e) of the UK Prospectus Regulation; and (ii) not a retail investor.

Any distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) subsequently offering, selling or recommending the Notes is responsible for undertaking its own target market assessment in respect of the Notes and determining appropriate distribution channels. Neither the Company nor any of the underwriters make any representations or warranties as to a distributor’s compliance with the UK MiFIR Product Governance Rules.

In the UK, this prospectus supplement and the accompanying prospectus are being distributed only to, and are directed only at, and any offer subsequently made may only be directed at persons (i) who are “qualified investors” (as defined in the UK Prospectus Regulation), (ii) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (iii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (e) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the Notes in the UK within the meaning of the FSMA. This prospectus supplement and the accompanying prospectus must not be acted on or relied on in the UK by persons who are not relevant persons. In the UK, any investment or investment activity to which this prospectus supplement and the accompanying prospectus relates is only available to, and will be engaged in with, relevant persons.

Switzerland

This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the Notes. The Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the Notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.

Canada

The Notes may be sold in Canada only to purchasers resident or located in the Provinces of Ontario, Québec, Alberta and British Columbia, purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

This prospectus supplement and the accompanying prospectus do not constitute nor are they intended to be an offer or invitation to the public in Hong Kong to acquire the Notes. The Notes have not been, and may not and will not be offered or sold in Hong Kong, by means of any document, other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong) and which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the Notes has been, may be or will be issued, or has been, may be, or will be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

The contents of this prospectus supplement and the accompanying prospectus have not been reviewed, endorsed or approved by any Hong Kong regulatory authorities, including the Securities and Futures Commission and the Companies Registry of Hong Kong and neither have they been nor will they be registered with the Registrar of Companies in Hong Kong. The Notes may not be offered for subscription to members of the public in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in doubt about any contents of this prospectus supplement and the accompanying prospectus, you should obtain independent professional advice. Each person acquiring the Notes will be required, and is deemed by the acquisition of the Notes, to confirm that such person is aware of the restriction on offers of the Notes described in this prospectus supplement, the accompanying prospectus and the relevant offering documents and that such person is not acquiring, and has not been offered any Notes in circumstances that contravene any such restrictions and that such person has complied with all relevant laws, rules and regulations applicable to it/him/her and the jurisdiction(s) where such person or its/his/her assets are located.

Japan

This offering of the Notes has not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended; the “FIEA”). Accordingly, the Notes may not be offered or sold, directly or indirectly, in Japan or to, or for the account or benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to, or for the account or benefit of, others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Republic of Korea

The Notes may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for reoffering or resale, directly or indirectly, in the Republic of Korea or to any resident of the Republic of Korea except pursuant to the applicable laws and regulations of the Republic of Korea, including, without limitation, the Financial Investment Services and Capital Markets Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The Notes have not been and will not be registered with the Financial Services Commission of Korea for public offering in the Republic of Korea. Furthermore, the Notes may not be resold to residents of the Republic of Korea unless the purchaser of the Notes complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with the purchase of the Notes.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore, as modified or amended from time to time (the “SFA”), pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275, of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018 of Singapore, where each such person is (1) an expert investor (as defined in Section 4A of the SFA) or (2) not an individual, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Notes are subscribed or purchased pursuant to an offer made in reliance on Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities based derivative contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA except:

(1)

to an institutional investor pursuant to Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or to any person pursuant to Section 275(1A) and in accordance with the conditions specified in Section 275 of the SFA;

(2)

(in the case of a corporation) where the transfer arises from an offer referred to in Section 276(3)(i)(B) of the SFA or (in the case of a trust) where the transfer arises from an offer referred to in Section 276(4)(i)(B) of the SFA;

(3)	where no consideration is or will be given for the transfer;

(4)	where the transfer is by operation of law;

(5)	as specified in Section 276(7) of the SFA;

(6)	as specified in Regulation 32 of the Securities and Futures (Offer of Investments) (Shares and Debentures) Regulations 2005 of Singapore; or

(7)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) Securities and Securities-based Derivative Contracts Regulations 2018 of Singapore.

Singapore SFA Product Classification—Solely for the purposes of our obligations pursuant to section 309B of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore (the “CMP Regulations 2018”), we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA) that the Notes are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Taiwan

The Notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan, Republic of China and/or any other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be offered, issued or sold within Taiwan through a public offering or in any manner which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that requires a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, distribute or otherwise intermediate the offering of the Notes in Taiwan.

LEGAL MATTERS

The validity of the Notes will be passed upon for us by McGuireWoods LLP, Pittsburgh, Pennsylvania. The underwriters have been represented by Hunton Andrews Kurth LLP, New York, New York.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated by reference in this prospectus supplement from the NiSource Inc. Annual Report on Form 10-K, and the effectiveness of NiSource Inc. and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

PROSPECTUS

NiSource Inc.

Common Stock

Preferred Stock

Depositary Shares

Debt Securities

Warrants

Stock Purchase Contracts

Stock Purchase Units

NiSource Inc. may offer, from time to time, in amounts, at prices and on terms that it will determine at the time of offering, any or all of the following:

•	shares of common stock;

•	shares of preferred stock, in one or more series;

•	depositary shares representing interests in shares of preferred stock;

•	one or more series of its debt securities;

•	warrants to purchase common stock, preferred stock or debt securities; and

•	stock purchase contracts to purchase common stock or preferred stock, either separately or in units with the debt securities described below or U.S. Treasury securities

We will provide specific terms of these securities, including their offering prices, in prospectus supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

We may offer these securities to or through underwriters, through dealers or agents, directly to you or through a combination of these methods. You can find additional information about our plan of distribution for the securities under the heading “Plan of Distribution” beginning on page 34 of this prospectus. We will also describe the plan of distribution for any particular offering of these securities in the applicable prospectus supplement. This prospectus may not be used to sell our securities unless it is accompanied by a prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the symbol “NI.”

Investing in our securities involves risks. You should carefully consider the risk factors described under the heading “Risk Factors” on page 2 of this prospectus, in the documents that are incorporated by reference into this prospectus and, if applicable, in risk factors described in any accompanying prospectus supplement before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 1, 2022.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (“SEC”), utilizing a “shelf” registration or continuous offering process. Under this process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the common stock, preferred stock, depositary shares, debt securities, warrants, stock purchase contracts and stock purchase units we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may include a description of any risk factors or other special considerations applicable to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in the prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. Specifically, we have filed and incorporated by reference certain legal documents that control the terms of the securities offered by this prospectus as exhibits to the registration statement. We will file or incorporate by reference certain other legal documents that will control the terms of the securities we may offer by this prospectus as exhibits to the registration statement or to reports we file with the SEC that are incorporated by reference into this prospectus.

In addition, we may prepare and deliver one or more “free writing prospectuses” to you in connection with any offering of securities under this prospectus. Any such free writing prospectus may contain additional information about us, our business, the offered securities, the manner in which such securities are being offered, our intended use of the proceeds from the sale of such securities, risks relating to our business or an investment in such securities or other information.

This prospectus and certain of the documents incorporated by reference into this prospectus contain, and any accompanying prospectus supplement or free writing prospectus that we deliver to you may contain, summaries of information contained in documents that we have filed or will file as exhibits to our SEC filings. Such summaries do not purport to be complete and are subject to, and qualified in their entirely by reference to, the actual documents filed with the SEC.

Copies of the registration statement of which this prospectus is a part and of the documents incorporated by reference into this prospectus may be obtained as described below under the heading “Where You Can Find More Information.”

You should rely only on the information incorporated by reference or provided in this prospectus, the accompanying prospectus supplement and any free writing prospectus that we deliver to you. We have not authorized anyone to provide you with different information. We are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should not assume that the information in this prospectus or the accompanying prospectus supplement is accurate as of any date other than the date on the front of the document.

References to “NiSource” refer to NiSource Inc. Unless the context requires otherwise, references to “we,” “us” or “our” refer collectively to NiSource and its subsidiaries. References to “securities” refer collectively to the common stock, preferred stock, depositary shares, debt securities, warrants, stock purchase contracts and stock purchase units registered hereunder.

RISK FACTORS

Investing in the securities involves risk. You should read carefully the “Risk Factors” and “Note regarding forward-looking statements” sections in NiSource’s most recent Annual Report on Form 10-K and in NiSource’s subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus, and corresponding sections in reports NiSource may file with the SEC after the date of this prospectus. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement.

FORWARD-LOOKING STATEMENTS

Some of the information included in this prospectus, in any prospectus supplement and in the documents incorporated by reference are “forward-looking statements” within the meaning of the securities laws. Investors and prospective investors should understand that many factors govern whether any forward-looking statement contained herein will be or can be realized. Any one of those factors could cause actual results to differ materially from those projected. These forward-looking statements include, but are not limited to, statements concerning NiSource’s plans, strategies, objectives, expected performance, expenditures, recovery of expenditures through rates, stated on either a consolidated or segment basis, and any and all underlying assumptions and other statements that are other than statements of historical fact. From time to time, NiSource may publish or otherwise make available forward-looking statements of this nature. All such subsequent forward-looking statements, whether written or oral and whether made by or on behalf of NiSource, are also expressly qualified by these cautionary statements. All forward-looking statements are based on assumptions that management believes to be reasonable; however, there can be no assurance that actual results will not differ materially.

Factors that could cause actual results to differ materially from the forward-looking statements include, among other things, NiSource’s ability to execute its business plan or growth strategy, including utility infrastructure investments; potential incidents and other operating risks associated with NiSource’s business; NiSource’s ability to adapt to, and manage costs related to, advances in technology; impacts related to NiSource’s aging infrastructure; NiSource’s ability to obtain sufficient insurance coverage and whether such coverage will protect it against significant losses; the success of NiSource’s electric generation strategy; construction risks and natural gas costs and supply risks; fluctuations in demand from residential and commercial customers; fluctuations in the price of energy commodities and related transportation costs or an inability to obtain an adequate, reliable and cost-effective fuel supply to meet customer demands; the attraction and retention of a qualified, diverse workforce and ability to maintain good labor relations; NiSource’s ability to manage new initiatives and organizational changes; the actions of activist stockholders; the performance of third-party suppliers and service providers; potential cybersecurity-attacks; increased requirements and costs related to cybersecurity; any damage to NiSource’s reputation; any remaining liabilities or impact related to the sale of the Massachusetts business; the impacts of natural disasters, potential terrorist attacks or other catastrophic events; the physical impacts of climate change and the transition to a lower carbon future; NiSource’s ability to manage the financial and operational risks related to achieving NiSource’s carbon emission reduction goals; NiSource’s debt obligations; any changes to NiSource’s credit rating or the credit rating of certain of its subsidiaries; any adverse effects related to NiSource’s equity units; adverse economic and capital market conditions or increases in interest rates; economic regulation and the impact of regulatory rate reviews; NiSource’s ability to obtain expected financial or regulatory outcomes; continuing and potential future impacts from the COVID-19 pandemic; economic conditions in certain industries; the reliability of customers and suppliers to fulfill their payment and contractual obligations; the ability of NiSource’s subsidiaries to generate cash; pension funding obligations; potential impairments of goodwill; changes in the method for determining LIBOR and the potential replacement of the LIBOR benchmark interest rate; the outcome of legal and regulatory proceedings, investigations, incidents, claims and litigation; potential remaining liabilities related to the Greater Lawrence, Massachusetts gas distribution incident (the “Greater Lawrence Incident”); compliance with the agreements entered into with the U.S. Attorney’s Office to settle the U.S. Attorney’s Office’s investigation relating to the Greater Lawrence Incident; compliance with applicable laws, regulations and tariffs; compliance with environmental laws and the costs of associated liabilities; changes in taxation; and other matters set forth in the “Risk Factors” section of NiSource’s most recent Annual Report on Form 10-K and NiSource’s subsequent Quarterly Reports on Form 10-Q, many of which risks are beyond the control of NiSource. In addition, the relative contributions to profitability by each business segment, and the assumptions underlying the forward-looking statements relating thereto, may change over time.

All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements. NiSource undertakes no obligation, and expressly disclaims any such obligation, to update or revise any forward-

looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events or changes to the future results over time or otherwise, except as required by law.

Accordingly, you should not rely on the accuracy of predictions contained in forward-looking statements. These statements speak only as of the date of this prospectus, the date of the accompanying prospectus supplement or, in the case of documents incorporated by reference, the date of those documents.

WHERE YOU CAN FIND MORE INFORMATION

NiSource files annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to you at the SEC’s website at http://www.sec.gov and at our website at www.nisource.com. The information contained in, or that can be accessed through, our website is not a part of this prospectus or any accompanying prospectus supplement.

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document that NiSource has filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Information that NiSource files with the SEC after the date of this prospectus will automatically modify and supersede the information included or incorporated by reference in this prospectus to the extent that the subsequently filed information modifies or supersedes the existing information. We incorporate by reference the following documents filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022;

•

our Current Reports on Form 8-K filed on  January 27, 2022 (as amended by Form 8-K/A filed on March 16, 2022),  February 18, 2022,  March 16, 2022,  April 27, 2022,  May  25, 2022, June  10, 2022, August  10, 2022; and August 16, 2022; and

•	the description of our common stock contained in our definitive joint proxy statement/prospectus dated April 24, 2000;

•

the description of (i) the depositary shares, each representing 1/1000th ownership interest in a share of our 6.50% Series B Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock (“Series B Preferred Stock”) and a 1/1000th ownership interest in a share of our Series B-1 Preferred Stock (“Series B-1 Preferred Stock”), and (ii) the underlying Series B Preferred Stock and Series B-1 Preferred Stock contained or referred to in the registration statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended, including any amendments or reports filed for the purpose of updating any such description;

•

the description of (i) the Series A Corporate Units (“Series A Corporate Units”), each representing a 1/10th undivided beneficial ownership in a share of our Series C Mandatory Convertible Preferred Stock, par value $0.01 per share (“the Series C Preferred Stock”), and (ii) the underlying Series C Preferred Stock contained or referred to in the registration statement on Form 8-A/A filed under the Securities Exchange Act of 1934, as amended, including any amendments or reports filed for the purpose of updating any such description; and

•

any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and before we sell all of the securities offered by this prospectus.

You may request a copy of any of these filings at no cost by writing to or calling us at the following address and telephone number: Corporate Secretary, NiSource Inc., 801 East 86th Avenue, Merrillville, Indiana 46410, telephone: (877) 647-5990.

We have filed this prospectus with the SEC as part of a registration statement on Form S-3 under the Securities Act of 1933. This prospectus does not contain all of the information included in the registration statement. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual document. If we have filed any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

NISOURCE INC.

Overview. NiSource is an energy holding company whose primary subsidiaries are fully regulated natural gas and electric utility companies serving approximately 3.7 million customers in six states. Our principal subsidiaries include NiSource Gas Distribution Group, Inc., a natural gas distribution holding company, and Northern Indiana Public Service Company LLC (“NIPSCO”), a gas and electric company. NiSource derives substantially all of its revenues and earnings from the operating results of these rate-regulated businesses. Our primary business segments are:

•	Gas Distribution Operations; and

•	Electric Operations

Business Strategy. We focus our business strategy on providing safe and reliable service through our core, rate-regulated asset-based utilities, which generate substantially all of our operating income. NiSource’s utilities continue to move forward on core safety, infrastructure and environmental investment programs supported by complementary regulatory and customer initiatives across all six states in which we operate. Our goal is to develop strategies that benefit all stakeholders as we (i) embark on long-term infrastructure investment and safety programs to better serve our customers, (ii) align our tariff structures with our cost structure, and (iii) address changing customer conservation patterns. These strategies are intended to improve reliability and safety, enhance customer service, ensure customer affordability and reduce emissions while generating sustainable returns.

Gas Distribution Operations. Our natural gas distribution operations serve approximately 3.2 million customers in six states and operate approximately 54,600 miles of pipeline. Through our wholly-owned subsidiary NiSource Gas Distribution Group, Inc., we own five distribution subsidiaries that provide natural gas to approximately 2.4 million residential, commercial and industrial customers in Ohio, Pennsylvania, Virginia, Kentucky and Maryland. We also distribute natural gas to approximately 853,000 customers in northern Indiana through our wholly-owned subsidiary NIPSCO.

Electric Operations. We generate, transmit and distribute electricity through our subsidiary NIPSCO to approximately 483,000 customers in 20 counties in the northern part of Indiana and also engage in wholesale and electric transmission transactions. We own and operate sources of generation as well as source power through power purchase agreements (“PPAs”). We continue to transition our generation portfolio to primarily renewable sources. During 2021, we operated Rosewater Wind Generation LLC for the full year and Indiana Crossroads Wind Generation LLC went into service during December 2021. We also purchased energy generated from renewable sources through PPAs. NIPSCO’s transmission system, with voltages from 69,000 to 765,000 volts, consists of 3,024 circuit miles. NIPSCO is interconnected with eight neighboring electric utilities. During the year ended December 31, 2021, NIPSCO generated 47.87% and purchased 52.13% of its electric requirements.

Our executive offices are located at 801 East 86th Avenue, Merrillville, Indiana 46410, telephone: (877) 647-5990.

USE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement, we will use the net proceeds from the sale of securities offered by this prospectus and any applicable prospectus supplement for general corporate purposes, including additions to working capital and repayment of existing indebtedness.

DESCRIPTION OF CAPITAL STOCK

General

The authorized capital stock of NiSource consists of 620,000,000 shares, of which 600,000,000 are common stock, par value $0.01, and 20,000,000 are preferred stock, par value $0.01. The board of directors has designated (i) 400,000 shares of Series A Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock (“Series A Preferred Stock”), liquidation preference $1,000 per share, (ii) 20,000 shares of Series B Preferred Stock, liquidation preference $25,000 per share, (iii) 20,000 shares of Series B-1 Preferred Stock, liquidation preference $0.01 per share and (iv) 862,500 shares of Series C Preferred Stock, liquidation preference $1,000 per share.

As of October 28, 2022, NiSource had outstanding 406,134,342 shares of its common stock, 400,000 shares of Series A Preferred Stock, 20,000 shares of Series B Preferred Stock, 20,000 shares of Series B-1 Preferred Stock and 862,500 shares of Series C Preferred Stock. The shares of Series B Preferred Stock and Series B-1 Preferred Stock are represented by 20,000,000 depositary shares, each representing 1/1000th ownership interest in a share of each of the Series B Preferred Stock and the Series B-1 Preferred Stock. Additional details concerning these depositary shares are provided below under “Description of Depositary Shares.”

On April 19, 2021, NiSource issued 8,625,000 Series A Equity Units (“Series A Equity Units”), initially consisting of Series A Corporate Units, each with a stated amount of $100. Each Series A Corporate Unit consists of a forward contract to purchase shares of NiSource’s common stock in the future and a 10% undivided beneficial ownership interest in one share of Series C Preferred Stock.

NiSource’s Amended and Restated Certificate of Incorporation (“certificate of incorporation”) also designates 4,000,000 shares of NiSource’s preferred stock as Series A Junior Participating Preferred Stock (“Series A Junior Stock”). The shares of Series A Junior Stock were reserved for issuance upon the exercise of rights under NiSource’s former Shareholder Rights Plan, which formally expired in 2010, and no shares of Series A Junior Stock were ever issued.

The below summaries of provisions of NiSource’s common stock and preferred stock are not necessarily complete. You are urged to read carefully, and the below summaries are qualified in their entirety by, NiSource’s certificate of incorporation and Amended and Restated By-Laws (“bylaws”) which are filed as exhibits to the registration statement of which this prospectus is a part and the certificates of designations for each series of NiSource’s preferred stock which have been or hereafter are filed with the SEC.

Anti-Takeover Provisions

NiSource’s certificate of incorporation includes provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control of NiSource’s management. More specifically, the certificate of incorporation provides that stockholders may not cumulate their votes and stockholder action may be taken only at a duly called meeting and not by written consent. In addition, NiSource’s bylaws contain requirements for advance notice of stockholder proposals and director nominations. These and other provisions of the certificate of incorporation and bylaws and Delaware law could discourage potential acquisition proposals for NiSource and could delay or prevent a change in control of management of NiSource.

Under Delaware law, the approval of the holders of a majority of the outstanding shares of a class of NiSource’s capital stock would be necessary to authorize any amendment to the certificate of incorporation that would increase or decrease the aggregate number of authorized shares of such class of capital stock or that would adversely alter or change the powers, preferences or special right of such class of capital stock. Further, pursuant to the certificates of designations for the Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock, the holders of two-thirds of any series of such preferred stock must approve certain amendments to the certificate of incorporation that would have a material adverse effect on the existing preferences, rights, powers, duties or obligations of such series of preferred stock. The effect of these provisions may permit the respective holders of NiSource’s outstanding shares of capital stock to block a proposed amendment to the certificate of incorporation in connection with a potential acquisition of NiSource if such amendment would (i) adversely affect the powers, preferences or special rights of NiSource’s common stock or (ii) have a material adverse effect on the existing preferences, rights, powers, duties or obligations of a series of NiSource’s preferred stock.

NiSource is subject to the provisions of Section 203 of the Delaware General Corporation Law (“DGCL”) regulating corporate takeovers. Section 203 prevents certain Delaware corporations, including those whose securities are listed on a national securities exchange, such as the New York Stock Exchange, from engaging, under certain circumstances, in a “business combination” (as defined therein), which includes, among other things, a merger or sale of more than 10% of the corporation’s assets, with any interested stockholder for three years following the date that the stockholder became an interested stockholder. An interested stockholder is a stockholder who acquired 15% or more of the corporation’s outstanding voting stock or an affiliate or associate of such person.

Common Stock

NiSource’s common stock is listed on the New York Stock Exchange under the symbol “NI.” Shares of NiSource’s common stock, offered and sold pursuant to the registration statement of which this prospectus forms a part, will be fully paid and non-assessable.

Liquidation Rights

In the event of any liquidation, dissolution or winding up of NiSource, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of NiSource and the distribution in full of all preferential amounts (including any accumulated and unpaid dividends) to which the holders of the Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock and any other series of preferred stock of NiSource hereafter created are entitled, the holders of common stock will share ratably in the remaining assets in proportion to the number of shares of common stock held by them respectively. A consolidation or merger of NiSource with or into any other corporation, or any purchase or redemption of shares of any class of NiSource’s capital stock, will not be deemed to be a liquidation, dissolution or winding up of NiSource’s affairs.

Voting Rights

Except as otherwise required by Delaware law or as otherwise provided in the certificate of designations for the Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock or any other series of preferred stock of NiSource hereafter created, holders of NiSource’s common stock exclusively possess voting power for the election of NiSource’s directors and all other matters requiring stockholder action. Each holder of common stock, if entitled to vote on a matter, is entitled to one vote per share. Holders of common stock are not entitled to cumulative voting rights. Holders of common stock will be notified of any stockholders’ meeting according to applicable law.

For the voting rights of the Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock, including the rights of holders of Series B-1 Preferred Stock to elect two additional directors to NiSource’s board of directors upon a Nonpayment Event (as defined below), see “—Series A Preferred Stock— Voting Rights,” “—Series B Preferred Stock—Voting Rights,” “—Series B-1 Preferred Stock—Voting Rights” and “—Series C Preferred Stock—Voting Rights.”

Dividend Rights

Holders of common stock will be entitled to receive dividends, when, as and if declared by NiSource’s board of directors out of legally available funds for such purpose in accordance with Delaware law, subject to the powers, preferences and rights afforded to the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and any other series of preferred stock of NiSource hereafter created. Dividends may be paid in cash, capital stock or other property of NiSource.

NiSource is prohibited by the terms of each of its Series A Preferred Stock, its Series B Preferred Stock and its Series C Preferred Stock from declaring or paying dividends on any shares of NiSource’s common stock (other than dividends payable solely in shares of its common stock) or redeeming, repurchasing or acquiring shares of its common stock unless full cumulative dividends have been paid with respect to the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock, respectively, through the most recently completed respective dividend periods. See “—Series A Preferred Stock—Dividends,” “—Series B Preferred Stock—Dividends” and “—Series C Preferred Stock—Dividends.”

As noted above, NiSource is an energy holding company that derives substantially all of its revenues and earnings from the operating results of the rate-regulated businesses of its subsidiaries. Accordingly, NiSource’s ability to pay dividends on its capital stock is dependent primarily upon the earnings and cash flows of its subsidiaries and the distribution or other payment of such earnings to NiSource. NiSource’s subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts on the capital stock of NiSource or to make any funds available therefor, whether by dividends, loans or other payments.

No Preemptive Rights

Holders of NiSource’s common stock are not entitled to, as holders of common stock, any preemptive rights with respect to any shares of NiSource’s capital stock or any of its securities convertible into or exercisable for its capital stock.

Preferred Stock

GENERAL

The board of directors of NiSource can, without approval of stockholders, issue one or more series of preferred stock. The board of directors of NiSource can also determine the rights, preferences and limitations of each series, including any dividend rights, voting rights, conversion rights, redemption rights and liquidation preferences, the number of shares constituting each series and the terms and conditions of issue. In some cases, the issuance of preferred stock could delay a change in control of NiSource and make it harder to remove incumbent management. Under certain circumstances, preferred stock could also restrict dividend payments to holders of common stock. All preferred stock will be fully paid and non-assessable.

The terms of the preferred stock that NiSource may offer will be established by or pursuant to a resolution of the board of directors of NiSource and will be issued under certificates of designations or through amendments to the certificate of incorporation. If NiSource uses this prospectus to offer preferred stock, an accompanying prospectus supplement will describe the specific terms of the preferred stock. NiSource will also indicate in the prospectus supplement whether the general terms and provisions described in this prospectus apply to the preferred stock that NiSource may offer. If there are differences between the prospectus supplement relating to a particular series and this prospectus, the prospectus supplement will control.

The following terms of the preferred stock, as applicable, will be set forth in a prospectus supplement relating to the preferred stock:

•	the title and stated value;

•	the number of shares NiSource is offering;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date, and method of calculation of dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on NiSource’s ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	voting rights, if any;

•	preemptive rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend or liquidation rights;

•	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend or liquidation rights; and

•	any other material specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

The terms, if any, on which the preferred stock may be exchanged for or converted into shares of common stock or any other security and, if applicable, the conversion or exchange price, or how it will be calculated, and the conversion or exchange period will be set forth in the applicable prospectus supplement.

The preferred stock or any series of preferred stock may be represented, in whole or in part, by one or more global certificates, which will have an aggregate liquidation preference equal to that of the preferred stock represented by the global certificate.

Each global certificate will:

•	be registered in the name of a depositary or a nominee of the depositary identified in the prospectus supplement;

•	be deposited with such depositary or nominee or a custodian for the depositary; and

•	bear a legend regarding the restrictions on exchanges and registration of transfer and any other matters as may be provided for under the certificate of designations.

The designation, powers, preferences, rights, qualifications, limitations and restrictions of each series of NiSource’s preferred stock discussed below are set forth in a certificate of designations for such series, each forming part of the certificate of incorporation. The following briefly summarizes certain of the powers, preferences and rights of each series of preferred stock and certain material provisions of the certificate of designations for the applicable series but does not contain a complete description of them and is qualified in its entirety by the provisions of the applicable certificate of designations. You may obtain a copy of the certificate of designations for each series of preferred stock as described under “Where You Can Find More Information.”

SERIES A PREFERRED STOCK

A summary of certain powers, preferences, rights, qualifications, limitations and restrictions of the Series A Preferred Stock are set forth below.

Ranking

The Series A Preferred Stock ranks, with respect to dividends and distributions upon the liquidation, winding up and dissolution, whether voluntary or involuntary, of NiSource’s affairs (a “Liquidation”): (i) senior to NiSource’s common stock and any other class or series of capital stock that does not expressly provide that it ranks on a parity with or senior to the Series A Preferred Stock with respect to dividends and such distributions (“Series A Junior Securities”); (ii) on a parity with the Series B Preferred Stock, the Series B-1 Preferred Stock (except with respect to dividends, as Series B-1 Preferred Stock does not entitle its holders to receive dividends), Series C Preferred Stock (except with respect to dividends, as Series C Preferred Stock does not bear dividends until a successful remarketing of such series) and any other class or series of capital stock that does not expressly provide that it ranks junior or senior to the Series A Preferred Stock with respect to dividends and such distributions (“Series A Parity Securities”); and (iii) junior to any class or series of capital stock that expressly provides that it ranks senior to the Series A Preferred Stock with respect to dividends and such distributions (“Series A Senior Securities”).

Liquidation Rights

In the event of any Liquidation, the holders of the Series A Preferred Stock are entitled to receive out of NiSource’s assets available for distribution to stockholders (subject to the rights of holders of Series A Senior Securities and Series A Parity Securities in respect of distributions upon Liquidation), before any distribution of assets is made to holders of Series A Junior Securities, a liquidation preference of $1,000 per share. Any accumulated and unpaid dividends on the Series A Preferred Stock and Series A Parity Securities will be paid prior to any distributions in Liquidation. A consolidation or merger of NiSource with or into any other entity will not be deemed to be a Liquidation.

Voting Rights

The Series A Preferred Stock has no voting, consent or approval rights except as set forth below or as otherwise provided by Delaware law. On any matter described below in which the holders of the Series A Preferred Stock are entitled to vote as a class (whether separately or together with the holders of any Series A Parity Securities), such holders will be entitled to one vote per share.

Adverse Changes. Unless NiSource has received the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting as a single class, no amendment to the certificate of incorporation may be adopted that would have a material adverse effect on the existing preferences, rights, powers, duties or obligations of the Series A Preferred Stock. However, such voting requirement shall not be implicated by any amendment to the certificate of incorporation (i) relating to the issuance of additional shares of preferred stock (subject to the voting rights discussed in the following paragraph) and (ii) in connection with a merger or another transaction in which the Series A Preferred Stock remains outstanding or is exchanged for a series of preferred stock of the surviving entity, in either case, with the terms thereof materially unchanged in any respect adverse to the holders of Series A Preferred Stock.

Parity and Senior Preferred Stock. Unless NiSource has received the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting as a class together with holders of any Series A Parity Securities and upon which like voting rights have been conferred and are exercisable, NiSource may not: (i) create or issue any Series A Parity Securities (including any additional shares of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock or Series C Preferred Stock, but excluding any payments-in-kind on such shares) if the cumulative dividends payable on the outstanding shares of Series A Preferred Stock (or Series A Parity Securities, if applicable) are in arrears; or (ii) create or issue any Series A Senior Securities.

Dividends

Holders of shares of Series A Preferred Stock will be entitled to receive, when, as and if declared by NiSource’s board of directors out of legally available funds for such purpose, cumulative semi-annual cash dividends (subject to the dividend rights of any Series A Senior Securities or Series A Parity Securities) at an initial rate of 5.650% per annum of the $1,000 liquidation preference per share (equal to $56.50 per share per annum). On and after June 15, 2023, dividends will accumulate for each five-year period thereafter according to a formula based on the rate of certain U.S. Treasury securities with a five year maturity plus the applicable margin.

NiSource is prohibited by the terms of the Series A Preferred Stock from declaring or paying dividends on any Series A Junior Securities (other than a dividend payable solely in such Series A Junior Securities) or redeeming, repurchasing or acquiring shares of any Series A Junior Securities unless full cumulative dividends have been paid on all outstanding shares of Series A Preferred Stock and any Series A Parity Securities entitled to dividends through the most recently completed respective dividend periods. In addition, NiSource may not repurchase, redeem or otherwise acquire any shares of Series A Preferred Stock or Series A Parity Securities unless (i) effected pursuant to a purchase or exchange offer made on the same relative terms to all holders of such shares of preferred stock or (ii) (A) full cumulative dividends have been paid or provided for on all outstanding shares of such series of preferred stock entitled to dividends through the most recently completed respective dividend periods and (B) NiSource expects to have sufficient funds to pay in full the next dividend on all such outstanding shares of preferred stock.

Redemption

NiSource may redeem the Series A Preferred Stock, at its option, in whole or in part, on June 15, 2023 or on any fifth anniversary thereafter by paying $1,000 per share plus an amount equal to all accumulated and unpaid dividends thereon to, but not including, the redemption date, whether or not declared. In addition, following the occurrence of a “Ratings Event” (as defined in the certificate of designations of the Series A Preferred Stock), NiSource may, at its option, redeem the Series A Preferred Stock in whole, but not in part, at a redemption price equal to $1,020 (102% of the liquidation preference) per share plus an amount equal to all accumulated and unpaid dividends thereon to the redemption date, whether or not declared.

No Conversion or Preemptive Rights

The Series A Preferred Stock is not convertible into any other class of NiSource’s capital stock and the holders of the Series A Preferred Stock do not, as holders of Series A Preferred Stock, have any preemptive rights with respect to any shares of NiSource’s capital stock or any of its securities convertible into or exercisable for its capital stock.

SERIES B PREFERRED STOCK

A summary of certain powers, preferences, rights, qualifications, limitations and restrictions of the Series B Preferred Stock are set forth below.

Ranking

The Series B Preferred Stock ranks, with respect to dividends and distributions upon Liquidation: (i) senior to NiSource’s common stock and any other class or series of capital stock that does not expressly provide that it ranks on a parity with or senior to the Series B Preferred Stock with respect to dividends and such distributions

(the “Series B Junior Securities”); (ii) on a parity with the Series A Preferred Stock, the Series B-1 Preferred Stock (except with respect to dividends, as Series B-1 Preferred Stock does not entitle its holders to receive dividends), Series C Preferred Stock (except with respect to dividends, as Series C Preferred Stock does not bear dividends until a successful remarketing of such series) and any other class or series of capital stock that does not expressly provide that it ranks junior or senior to the Series B Preferred Stock with respect to dividends and such distributions (the “Series B Parity Securities”); and (iii) junior to any class or series of capital stock that expressly provides that it ranks senior to the Series B Preferred Stock with respect to dividends and such distributions (the “Series B Senior Securities”).

Liquidation Rights

In the event of any Liquidation, the holders of the Series B Preferred Stock are entitled to receive out of NiSource’s assets available for distribution to stockholders (subject to the rights of holders of Series B Senior Securities and Series B Parity Securities in respect of distributions upon the Liquidation) before any distribution of assets is made to holders of Series B Junior Securities, a liquidation preference of $25,000 per share. Any accumulated and unpaid dividends on the Series B Preferred Stock and Series B Parity Securities will be paid prior to any distributions in Liquidation. A consolidation or merger of NiSource with or into any other entity will not be deemed to be a Liquidation.

Voting Rights

The Series B Preferred Stock has no voting, consent or approval rights except as set forth below or as otherwise provided by Delaware law. On any matter described below in which the holders of the Series B Preferred Stock are entitled to vote as a class (whether separately or together with the holders of any Series B Parity Securities), such holders will be entitled to twenty-five votes per share. The Series B Preferred Stock is paired with the Series B-1 Preferred Stock and the holders of the Series B-1 Preferred Stock are entitled to the voting rights described in “—Series B-1 Preferred Stock—Voting Rights.”

Adverse Changes. Unless NiSource has received the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock, voting as a single class, no amendment to the certificate of incorporation may be adopted that would have a material adverse effect on the existing preferences, rights, powers, duties or obligations of the Series B Preferred Stock. However, such voting requirement shall not be implicated by any amendment to the certificate of incorporation (i) relating to the issuance of additional shares of preferred stock (subject to the voting rights discussed in the following paragraph) and (ii) in connection with a merger or another transaction in which either the Series B Preferred Stock remains outstanding or is exchanged for a series of preferred stock of the surviving entity, in either case, with the terms thereof materially unchanged in any respect adverse to the holders of Series B Preferred Stock.

Parity and Senior Preferred Stock. Unless NiSource has received the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock, voting as a class together with holders of any Series B Parity Securities and upon which like voting rights have been conferred and are exercisable, NiSource may not: (i) create or issue any Series B Parity Securities (including any additional shares of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock or Series C Preferred Stock, but excluding any payments-in-kind on such shares) if the cumulative dividends payable on the outstanding shares of Series B Preferred Stock (or Series B Parity Securities, if applicable) are in arrears; or (ii) create or issue any Series B Senior Securities.

Dividends

Holders of Series B Preferred Stock will be entitled to receive, when, as and if declared by NiSource’s board of directors out of legally available funds for such purpose, cumulative quarterly cash dividends (subject to the dividend rights of any Series B Parity Securities or Series B Senior Securities) at an initial rate of 6.50% per annum of the $25,000 liquidation preference per share (equal to $1,625 per share per annum). On and after March 15, 2024, dividends will accumulate for each five-year period thereafter according to a formula based on the rate of certain U.S. Treasury securities with a five year maturity plus the applicable margin.

NiSource is prohibited by the terms of the Series B Preferred Stock from declaring or paying dividends on any Series B Junior Securities (other than a dividend payable solely in such Series B Junior Securities) or redeeming, repurchasing or acquiring shares of common stock or any Series B Junior Securities unless full cumulative dividends have been paid on all outstanding shares of Series B Preferred Stock and any Series B Parity Securities entitled to dividends through the most recently completed respective dividend periods. In addition, NiSource may not repurchase, redeem or otherwise acquire any shares of Series B Preferred Stock or Series B Parity Securities, unless (i) effected pursuant to a purchase or exchange offer made on the same relative terms to all holders of such shares of preferred stock or (ii) (A) full cumulative dividends have been paid or provided for on all outstanding shares of such preferred stock entitled to dividends through the most recently completed respective dividend periods and (B) NiSource expects to have sufficient funds to pay in full the next dividend on all such outstanding shares of preferred stock.

Redemption

NiSource may redeem the Series B Preferred Stock, at its option, in whole or in part, on March 15, 2024 or on any fifth anniversary thereafter by paying $25,000 per share plus an amount equal to all accumulated and unpaid dividends thereon to, but not including, the redemption date, whether or not declared. In addition, following the occurrence of a “Ratings Event” (as defined in the certificate of designations of the Series B Preferred Stock), NiSource may, at its option, redeem the Series B Preferred Stock in whole, but not in part, at a redemption price equal to $25,500 per share (102% of the liquidation preference) plus an amount equal to all accumulated and unpaid dividends thereon to the redemption date, whether or not declared.

No Conversion or Preemptive Rights

The Series B Preferred Stock is not convertible into any other class of NiSource’s capital stock and the holders of the Series B Preferred Stock do not, as holders of Series B Preferred Stock, have any preemptive rights with respect to any shares of NiSource’s capital stock or any of its securities convertible into or exercisable for its capital stock.

SERIES B-1 PREFERRED STOCK

The Series B-1 Preferred Stock was issued as a distribution with respect to the Series B Preferred Stock in order to enhance the voting rights of the Series B Preferred Stock to comply with the New York Stock Exchange’s minimum voting rights policy. The Series B-1 Preferred Stock is paired with the Series B Preferred Stock and may not be transferred, redeemed or repurchased except in connection with the simultaneous transfer, redemption or repurchase of the underlying Series B Preferred Stock, and upon the transfer, redemption or repurchase of the underlying Series B Preferred Stock, the same number of shares of Series B-1 Preferred Stock must simultaneously be transferred (to the same transferee), redeemed or repurchased, as the case may be. A summary of certain powers, preferences, rights, qualifications, limitations and restrictions of the Series B-1 Preferred Stock are set forth below.

Ranking

The Series B-1 Preferred Stock ranks, with respect to distributions upon Liquidation: (i) senior to NiSource’s common stock and any other class or series of capital stock that does not expressly provide that it ranks on a parity with or senior to the Series B-1 Preferred Stock with respect to such distributions (the “Series B-1 Junior Securities”); (ii) on a parity with the Series A Preferred Stock, the Series B Preferred Stock, Series C Preferred Stock and any other class or series of capital stock that does not expressly provide that it ranks junior or senior to the Series B-1 Preferred Stock with respect to such distributions (the “Series B-1 Parity Securities”); and (iii) junior to any class or series of capital stock that expressly provides that it ranks senior to the Series B-1 Preferred Stock with respect to such distributions (the “Series B-1 Senior Securities”).

Liquidation Rights

In the event of any Liquidation, the holders of the Series B-1 Preferred Stock are entitled to receive out of NiSource’s assets available for distribution to stockholders (subject to the rights of holders of Series B-1 Senior Securities and Series B-1 Parity Securities in respect of distributions upon Liquidation), before any distribution of assets is made to holders of Series B-1 Junior Securities, a liquidation preference of $0.01 per share. Any accumulated and unpaid dividends on the Series B-1 Parity Securities will be paid prior to any distributions in Liquidation. A consolidation or merger of NiSource with or into any other entity will not be deemed to be a Liquidation.

Voting Rights

The Series B-1 Preferred Stock has no voting, consent or approval rights except as set forth below or as otherwise provided by Delaware law. On any matter described below in which the holders of the Series B-1 Preferred Stock are entitled to vote as a class (whether separately or together with the holders of any Series B-1 Parity Securities), such holders will be entitled to twenty-five votes per share.

Adverse Changes. Unless NiSource has received the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series B-1 Preferred Stock, voting as a single class, no amendment to the certificate of incorporation may be adopted that would have a material adverse effect on the existing preferences, rights, powers, duties or obligations of the Series B-1 Preferred Stock. However, such voting requirement shall not be implicated by any amendment to the certificate of incorporation (i) relating to the issuance of additional shares of preferred stock and (ii) in connection with a merger or another transaction in which either the Series B-1 Preferred Stock remains outstanding or is exchanged for a series of preferred stock of the surviving entity, in either case, with the terms thereof materially unchanged in any respect adverse to the holders of Series B-1 Preferred Stock.

Election of Directors upon Nonpayment Events. If and whenever dividends on any shares of Series B Preferred Stock shall not have been declared and paid for at least six dividend periods, whether or not consecutive (a “Nonpayment Event”), the number of directors then constituting NiSource’s board of directors will automatically be increased by two and the holders of Series B-1 Preferred Stock, voting as a class together with the holders of any outstanding Series B-1 Parity Securities having like voting rights that are exercisable at that time (“Director Voting Preferred Stock”), shall be entitled to elect the two additional directors (the “Preferred Stock Directors”), provided that (i) such election does not violate the corporate governance requirements of the New York Stock Exchange that companies must have a majority of independent directors and (ii) any such director is not prohibited or disqualified from serving as a director of NiSource by any applicable law. The Preferred Stock Directors shall each be entitled to one vote per director on any matter before NiSource’s board of directors for a vote.

When all accumulated and unpaid dividends on the Series B Preferred Stock have been paid in full, then (a) the right of the holders of Series B-1 Preferred Stock to elect the Preferred Stock Directors shall cease, (b) the terms of office of the Preferred Stock Directors will automatically terminate and (c) the number of directors constituting NiSource’s board of directors will automatically decrease by two. Any Preferred Stock Director may be removed at any time without cause by holders of a majority of the outstanding shares of the Series B-1 Preferred Stock and Director Voting Preferred Stock (voting together as a single class). So long as a Nonpayment Event continues, any vacancy in the office of a Preferred Stock Director (after the initial election of Preferred Stock Directors) may be filled by the written consent of the Preferred Stock Director remaining in office (if any), in lieu of a vote by the Series B-1 Preferred Stock and Director Voting Preferred Stock (voting together as a single class).

Dividends

Holders of Series B-1 Preferred Stock are not entitled to receive dividends.

Redemption

The shares of Series B-1 Preferred Stock are subject to mandatory redemption, in whole or in part, at a redemption price of $0.01 per share upon the redemption of the underlying shares of Series B Preferred Stock with which such shares of Series B-1 Preferred Stock are paired. The shares of Series B-1 Preferred Stock are not otherwise subject to redemption.

No Conversion or Preemptive Rights

The Series B-1 Preferred Stock is not convertible into any other class of NiSource’s capital stock and the holders of the Series B-1 Preferred Stock do not, as holders of Series B-1 Preferred Stock, have any preemptive rights with respect to any shares of NiSource’s capital stock or any of its securities convertible into or exercisable for its capital stock.

SERIES C PREFERRED STOCK

A summary of certain powers, preferences, rights, qualifications, limitations and restrictions of the Series C Preferred Stock are set forth below.

Ranking

The Series C Preferred Stock ranks, with respect to dividends and distributions upon Liquidation: (i) senior to NiSource’s common stock and any other class or series of capital stock that does not expressly provide that it ranks on a parity with or senior to the Series C Preferred Stock with respect to dividend rights or distribution rights (the “Series C Junior Securities”); (ii) on a parity with the Series A Preferred Stock, the Series B Preferred Stock, the Series B-1 Preferred Stock (except with respect to dividends, as Series B-1 Preferred Stock does not entitle its holders to receive dividends) and any other class or series of capital stock that expressly provides that it ranks on a parity with the Series C Preferred Stock with respect to dividend rights or distribution rights (the “Series C Parity Securities”); and (iii) junior to any class or series of capital stock that expressly provides that it ranks senior to the Series C Preferred Stock with respect to dividend rights or distribution rights (the “Series C Senior Securities”).

Liquidation Rights

In the event of any Liquidation, the holders of the Series C Preferred Stock are entitled to receive out of NiSource’s assets available for distribution to stockholders (subject to the rights of holders of Series C Senior Securities and Series C Parity Securities in respect of distributions upon the Liquidation) before any payment or distribution of assets is made to holders of Series C Junior Securities, a liquidation preference of $1,000 per share. Any accumulated and unpaid dividends on the Series C Preferred Stock and Series C Parity Securities will be paid prior to any distributions in Liquidation. A consolidation or merger of NiSource with or into any other entity will not be deemed to be a Liquidation.

Voting Rights

On any matter described below in which the holders of the Series C Preferred Stock are entitled to vote as a class with Series C Parity Securities, each share of Series C Preferred Stock and each share of Series C Parity Securities s will be entitled to a number of votes in proportion to the liquidation preference then-applicable to such shares.

Unless NiSource has received the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series C Preferred Stock and all other series of Series C Parity Securities, voting as a single class, NiSource may not (i) authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of Series C Senior Securities, or reclassify any capital stock of NiSource into any such shares of Series C Senior Securities, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares of Series C Senior Securities; (ii) amend the certificate of incorporation so as to materially and adversely affect any right, preference, privilege or voting power of the Series C Preferred Stock or (iii) consummate a reorganization or reclassification involving the Series C Preferred Stock or a merger or consolidation of NiSource with another entity, unless the Series C Preferred Stock remains outstanding or is exchanged for a series of preferred stock of the surviving entity, in either case, with the rights, preferences, privileges and voting powers, taken as a whole, no less favorable to the holders of the Series C Preferred Stock.

Dividends

Shares of Series C Preferred Stock do not initially bear any dividends. Following a successful remarketing of the Series C Preferred Stock, dividends may become payable when, as and if declared by NiSource’s board of directors out of legally available funds for such purpose.

NiSource is prohibited by the terms of the Series C Preferred Stock from declaring or paying dividends on any Series C Parity Securities or Series C Junior Securities or redeeming, repurchasing or acquiring shares of any Series C Parity Securities or Series C Junior Securities unless (i) full cumulative dividends have been paid on all outstanding shares of Series C Preferred Stock and any Series C Parity Securities entitled to dividends for all past dividend periods or (ii) a number of shares of common stock sufficient for the payment of such dividends is set apart for payment.

No Redemption or Preemptive Rights

Shares of the Series C Preferred Stock are not redeemable and have no preemptive rights with respect to any shares of NiSource’s capital stock or any of its securities convertible into or exercisable for its capital stock.

Conversion Rights

Each share of Series C Preferred Stock, unless previously converted, will automatically convert into shares of NiSource’s common stock on the mandatory conversion date, which is expected to be on or about March 1, 2024 (“Mandatory Conversion Date”). The conversion rate will be determined based on the volume-weighted average share price of NiSource’s common stock near the conversion date. If no successful remarketing of the Series C Preferred Stock has previously occurred (a “Remarketing Failure”), effective as of December 1, 2023, each share of Series C Preferred Stock will be automatically transferred to NiSource on the Mandatory Conversion Date without any payment of cash or shares of NiSource’s common stock.

Prior to December 1, 2023, shares of the Series C Preferred Stock may be converted only upon the occurrence of certain fundamental change events. On or after December 1, 2023, unless a Remarketing Failure has occurred, holders of Series C Preferred Stock will have the right to convert the Series C Preferred Stock into shares of common stock prior to the Mandatory Conversion Date.

DESCRIPTION OF DEPOSITARY SHARES

NiSource may issue depositary shares representing fractional interests in shares of our preferred stock of any series. The following description sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares to which any prospectus supplement may relate and the extent, if any, to which the general terms and provisions may apply to the depositary shares so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the depositary shares, deposit agreements and depositary receipts described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. You should read the applicable deposit agreement and depositary receipts for additional information before you decide whether to purchase any of NiSource’s depositary shares.

In connection with the issuance of any depositary shares, NiSource will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Immediately following our issuance of the security related to the depositary shares, NiSource will deposit the shares of our preferred stock with the relevant depositary and will cause the depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest in the share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preferred stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange, redemption, sinking fund, subscription and liquidation rights). The applicable prospectus supplement will describe the terms of the depositary shares offered thereby.

Depositary Shares representing Series B Preferred Stock and Series B-1 Preferred Stock

NiSource has issued and outstanding 20,000,000 depositary shares (the “Depositary Shares”), each representing a 1/1,000th ownership interest in a share of its Series B Preferred Stock and a 1/1,000th ownership interest in a share of its Series B-1 Preferred Stock. The Depositary Shares are evidenced by depositary receipts issued pursuant to a deposit agreement (the “Deposit Agreement”) among NiSource, Computershare Inc. and Computershare Trust Company, N.A., acting jointly as the depositary (the “depositary”), and the holders from time to time of the depositary receipts evidencing the Depositary Shares. This description of the Depositary Shares is qualified in its entirety by the provisions of the respective certificates of designations of the Series B Preferred Stock and Series B-1 Preferred Stock and the Deposit Agreement.

Dividends and Other Distributions

The depositary will distribute any cash dividends or other cash distributions received in respect of the deposited Series B Preferred Stock and Series B-1 Preferred Stock to the record holders of Depositary Shares relating to the underlying Series B Preferred Stock and Series B-1 Preferred Stock in proportion to the number of Depositary Shares held by the holders. The depositary will distribute any property received by it other than cash to the record holders of Depositary Shares entitled to those distributions, unless it determines, in consultation with NiSource, that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the depositary may, with NiSource’s approval, sell the property (at a public or private sale) and distribute the net proceeds from the sale to the holders of the Depositary Shares in proportion to the number of Depositary Shares they hold.

Redemption of Depositary Shares

If NiSource redeems the Series B Preferred Stock and Series B-1 Preferred Stock represented by the Depositary Shares, a proportionate number of Depositary Shares will be redeemed from the proceeds received by the depositary resulting from the redemption of the Series B Preferred Stock and Series B-1 Preferred Stock held by the depositary. The redemption price per depositary share will be equal to 1/1,000th of the redemption price per share payable with respect to each of the Series B Preferred Stock and Series B-1 Preferred Stock. Whenever NiSource redeems shares of Series B Preferred Stock and Series B-1 Preferred Stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of Depositary Shares representing shares of Series B Preferred Stock and Series B-1 Preferred Stock so redeemed.

Voting the Preferred Stock

When the depositary receives notice of any meeting at which the holders of the Series B Preferred Stock and/or Series B-1 Preferred Stock are entitled to vote, the depositary will mail, or otherwise transmit by an authorized method, the information contained in the notice to the record holders of the Depositary Shares. Each record holder of the Depositary Shares on the record date, which will be the same date as the record date for the Series B Preferred Stock and/or Series B-1 Preferred Stock, may instruct the depositary to vote the amount of the Series B Preferred Stock and/or Series B-1 Preferred Stock entitled to vote represented by the holder’s Depositary Shares. To the extent practicable, the depositary will vote the number of shares entitled to vote represented by such Depositary Shares in accordance with the instructions it receives. If the depositary does not receive specific instructions from the holders of any Depositary Shares representing the Series B Preferred Stock and/or Series B-1 Preferred Stock entitled to vote, it will abstain from voting the number of shares of Series B Preferred Stock and/or Series B-1 Preferred Stock represented thereby.

Amendment and Termination of the Depositary Agreement

The form of depositary receipt evidencing the Depositary Shares and any provision of the Depositary Agreement may be amended by agreement between the depositary and NiSource. However, any amendment that materially and adversely alters the rights of the holders of Depositary Shares will not be effective unless such amendment has been approved by the holders of at least a majority of the Depositary Shares then outstanding. The Depositary Agreement may be terminated by NiSource upon sixty days’ prior written notice to the depositary or by the depositary upon mailing notice to NiSource and the holders of all Depositary Shares then outstanding if at any time sixty days have expired after the depositary provided written notice to NiSource of its resignation and a successor depositary has not been appointed. The Depositary Agreement shall automatically terminate after there has been a final distribution in respect of the Series B Preferred Stock and Series B-1 Preferred Stock in connection with NiSource’s liquidation, dissolution or winding and such distribution has been distributed to the holders of Depositary Shares.

DESCRIPTION OF THE DEBT SECURITIES

NiSource may issue debt securities, which will be designated as either senior debt securities or subordinated debt securities, in one or more series from time to time. Unless the context requires otherwise, references to “debt securities” refer collectively to both the senior debt securities and the subordinated debt securities. The senior debt securities will be issued under an indenture, dated as of November 14, 2000, as amended and supplemented, between NiSource (as successor to NiSource Finance Corp.) and The Bank of New York Mellon (as successor in interest to JPMorgan Chase Bank, N.A., formerly known as The Chase Manhattan Bank), as trustee. We refer to this indenture as the “Senior Indenture.” The subordinated debt securities will be issued under a separate indenture to be entered into at a future date between NiSource and The Bank of New York Mellon, as trustee. We refer to this indenture as the “Subordinated Indenture” and, together with the Senior Indenture, as the “Indentures.” The Bank of New York Mellon, as trustee under the Indentures, will act as indenture trustee for the purposes of the Trust Indenture Act. We have filed the Indentures as exhibits to the registration statement of which this prospectus is a part.

This section briefly summarizes some of the terms of the debt securities and the Indentures. This section does not contain a complete description of the debt securities or the Indentures. The description of the debt securities is qualified in its entirety by the provisions of the Indentures. References to section numbers in this description of the debt securities, unless otherwise indicated, are references to section numbers of each Indenture.

General

The Indentures do not limit the amount of debt securities that may be issued. Each Indenture provides for the issuance of debt securities from time to time in one or more series. The terms of each series of debt securities may be established in a supplemental indenture or in resolutions of NiSource’s board of directors or a committee of the board.

The senior debt securities:

•	are direct senior unsecured obligations of NiSource; and

•	are equal in right of payment to any other unsecured and unsubordinated debt of NiSource.

The subordinated debt securities:

•	are direct subordinated unsecured obligations of NiSource; and

•	are subordinated to the prior payment in full of the senior debt securities of NiSource.

NiSource is a holding company with no independent business operations or source of income of its own. It conducts substantially all of its operations through its subsidiaries and, as a result, NiSource depends on the earnings and cash flow of, and dividends or distributions from, its subsidiaries to provide the funds necessary to meet its debt and contractual obligations. Substantially all of NiSource’s consolidated assets, earnings and cash flow is derived from the operation of its regulated utility subsidiaries, whose legal authority to pay dividends or make other distributions to NiSource is subject to regulatory restrictions.

NiSource’s holding company status also means that its right to participate in any distribution of the assets of any of its subsidiaries upon liquidation, reorganization or otherwise is subject to the prior claims of the creditors of each of the subsidiaries (except to the extent that the claims of NiSource itself as a creditor of a subsidiary may be recognized). Since this is true for NiSource, it is also true for the creditors of NiSource (including the holders of the debt securities).

If NiSource uses this prospectus to offer debt securities, an accompanying prospectus supplement will describe the following terms of the debt securities being offered, to the extent applicable:

•	the title and type of the debt securities;

•	any limit on the aggregate principal amount;

•	the date or dates on which NiSource will pay principal;

•	the right, if any, to extend the date or dates on which NiSource will pay principal;

•	the interest rates or the method of determining them and the date interest begins to accrue;

•	the interest payment dates and the regular record dates for any interest payment dates;

•	the right, if any, to extend the interest payment periods and the duration of any extension;

•	the place or places where NiSource will pay principal and interest;

•	the terms and conditions of any optional redemption, including the date after which, and the price or prices at which, NiSource may redeem securities;

•

the terms and conditions of any optional purchase or repayment, including the date after which, and the price or prices at which, holders may require NiSource to purchase, or a third party may require holders to sell, securities;

•	the terms and conditions of any mandatory or optional sinking fund redemption, including the date after which, and the price or prices at which, NiSource may redeem securities;

•	whether bearer securities will be issued;

•	the denominations in which NiSource will issue securities;

•	the currency or currencies in which NiSource will pay principal and interest;

•	any index or indices used to determine the amount of payments;

•	the portion of principal payable on declaration of acceleration of maturity;

•	any additional events of default or covenants of NiSource applicable to the debt securities;

•

whether NiSource will pay additional amounts in respect of taxes and similar charges on debt securities held by a United States alien and whether NiSource may redeem those debt securities rather than pay additional amounts;

•

whether NiSource will issue the debt securities in whole or in part in global form and, in such case, the depositary for such global securities and the circumstances under which beneficial owners of interests in the global security may exchange such interest for securities;

•	the date or dates after which holders may convert the securities into shares of NiSource common stock or preferred stock and the terms for that conversion;

•	particular terms of subordination with respect to subordinated debt securities; and

•	any other terms of the securities consistent with the provisions of the applicable Indenture.

The Indentures do not give holders of debt securities protection in the event of a highly leveraged transaction or other transaction involving NiSource. The Indentures also do not limit the ability of NiSource to incur indebtedness or to declare or pay dividends on its capital stock.

Conversion Rights

The terms, if any, on which a series of debt securities may be exchanged for or converted into shares of common stock or preferred stock of NiSource will be set forth in the applicable prospectus supplement.

Denomination, Registration and Transfer

NiSource may issue the debt securities as registered securities in certificated form or as global securities as described under the heading “Book-Entry Issuance.” Unless otherwise specified in the applicable prospectus supplement, NiSource will issue registered debt securities in minimum denominations of $1,000 or any integral multiple thereof. (See Section 302.)

If NiSource issues the debt securities as registered securities, NiSource will keep at one of its offices or agencies a register in which it will provide for the registration and transfer of the debt securities. NiSource will appoint that office or agency the security registrar for the purpose of registering and transferring the debt securities.

The holder of any registered debt security may exchange the debt security for registered debt securities of the same series having the same stated maturity date and original issue date, in any authorized denominations, in like tenor and in the same aggregate principal amount. The holder may exchange those debt securities by surrendering them in a place of payment maintained for this purpose at the office or agency NiSource has appointed as securities registrar. Holders may present the debt securities for exchange or registration of transfer, duly endorsed or accompanied by a duly executed written instrument of transfer satisfactory to NiSource and the securities registrar. No service charge will apply to any exchange or registration of transfer, but NiSource may require payment of any taxes and other governmental charges as described in the applicable Indenture. (See Section 305.)

If debt securities of any series are redeemed, NiSource will not be required to issue, register transfer of or exchange any debt securities of that series during the 15 business day period immediately preceding the day the relevant notice of redemption is given. That notice will identify the serial numbers of the debt securities being redeemed. After notice is given, NiSource will not be required to issue, register the transfer of or exchange any debt securities that have been selected to be either partially or fully redeemed, except the unredeemed portion of any debt security being partially redeemed. (See Section 305.)

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, on each interest payment date, NiSource will pay interest on each debt security to the person in whose name that debt security is registered as of the close of business on the record date relating to that interest payment date. If NiSource defaults in the payment of interest on any debt security, it may pay that defaulted interest to the registered owner of that debt security:

•	as of the close of business on a date that the indenture trustee selects, which may not be more than 15 days or less than 10 days before the date NiSource proposes to pay the defaulted interest, or

•	in any other lawful manner that does not violate the requirements of any securities exchange on which that debt security is listed and that the indenture trustee deems practicable.

(See Section 307.)

Unless otherwise indicated in the applicable prospectus supplement, NiSource will pay the principal of and any premium or interest on the debt securities when they are presented at the office of the indenture trustee, as paying agent. NiSource may change the place of payment of the debt securities, appoint one or more additional paying agents, and remove any paying agent.

Redemption

The applicable prospectus supplement will contain the specific terms on which NiSource may redeem a series of debt securities prior to its stated maturity. NiSource will send a notice of redemption to holders at least 30 days but not more than 60 days prior to the redemption date. The notice will state:

•	the redemption date;

•	the redemption price;

•	if less than all of the debt securities of the series are being redeemed, the particular debt securities to be redeemed (and the principal amounts, in the case of a partial redemption);

•	that on the redemption date, the redemption price will become due and payable and any applicable interest will cease to accrue on and after that date;

•	the place or places of payment; and

•	whether the redemption is for a sinking fund.

(See Section 1104.)

On or before any redemption date, NiSource will deposit an amount of money with the indenture trustee or with a paying agent sufficient to pay the redemption price and any accrued interest, if any, on the debt securities to be redeemed. (See Section 1105.)

If NiSource is redeeming less than all the debt securities, the indenture trustee will select the debt securities to be redeemed using a method it considers fair and appropriate. After the redemption date, holders of redeemed debt securities will have no rights with respect to the debt securities except the right to receive the redemption price and any unpaid interest to the redemption date. (See Sections 1103 and 1106.)

Consolidation, Merger, Conveyance, Transfer or Lease

NiSource shall not consolidate with or merge into any other person or convey, transfer or lease substantially all of its assets or properties to any person unless:

•	that person is organized under the laws of the United States or any state thereof;

•	that person assumes NiSource’s obligations under the Indentures;

•

after giving effect to the transaction, NiSource is not in default under the Indentures and no event which, after notice or lapse of time, would become an event of default, shall have happened and be continuing;

•	NiSource delivers to the indenture trustee an officer’s certificate and an opinion of counsel to the effect that the transaction complies with the Indentures.

(See Section 801.)

Limitation on Liens

As long as any debt securities remain outstanding, neither NiSource nor any subsidiary of NiSource, other than a utility, may issue, assume or guarantee any debt for money borrowed secured by any mortgage, security interest, pledge, lien or other encumbrance on any property owned by NiSource or that subsidiary, except intercompany indebtedness, without also securing the debt securities (together with any other indebtedness of or guaranteed by NiSource or such subsidiary ranking equally with such debt securities) equally and ratably with (or prior to) the new debt, unless the total amount of all of the secured debt would not exceed 10% of the consolidated net tangible assets of NiSource and its subsidiaries (other than utilities).

The lien limitations do not apply to NiSource’s and any subsidiary’s ability to do the following:

•	create mortgages on any property and on certain improvements and accessions on such property acquired, constructed or improved after the date of the applicable Indenture;

•	assume existing mortgages on any property or indebtedness of an entity which is merged with or into, or consolidated with NiSource or any subsidiary;

•	assume existing mortgages on any property or indebtedness of an entity existing at the time it becomes a subsidiary;

•	create mortgages to secure debt of a subsidiary to NiSource or to another subsidiary (other than a utility);

•

create mortgages in favor of governmental entities to secure payment under a contract or statute or mortgages to secure the financing of constructing or improving property, including mortgages for pollution control or industrial revenue bonds;

•	create mortgages to secure debt of NiSource or its subsidiaries maturing within 12 months and created in the ordinary course of business;

•	create mortgages to secure the cost of exploration, drilling or development of natural gas, oil or other mineral property;

•	continue mortgages existing on the date of the applicable Indenture; and

•

create mortgages to extend, renew or replace indebtedness secured by any mortgage referred to above provided that the principal amount of indebtedness and the property securing the indebtedness shall not exceed the amount secured by the mortgage being extended, renewed or replaced.

(See Section 1008.)

Events of Default

The Indentures provide, with respect to any outstanding series of debt securities, that any of the following events constitutes an “Event of Default”:

•	NiSource defaults in the payment of any interest upon any debt security of that series that becomes due and payable and the default continues for 60 days;

•

NiSource defaults in the payment of principal of or any premium on any debt security of that series when due at its maturity, on redemption, by declaration or otherwise and the default continues for three business days;

•	NiSource defaults in the deposit of any sinking fund payment when due and the default continues for three business days;

•

NiSource defaults in the performance of or breaches any covenant or warranty in the applicable Indenture for 90 days after written notice to NiSource from the indenture trustee or to NiSource and the indenture trustee from the holders of at least 33% of the outstanding debt securities of that series;

•

NiSource defaults under any bond, debenture, note or other evidence of indebtedness for money borrowed by it or defaults under any mortgage, indenture or instrument under which there may be issued, secured or evidenced indebtedness for money borrowed constituting a failure to pay in excess of $50,000,000 of the principal or interest when due and payable, and, in the event such indebtedness has become due as the result of an acceleration, such acceleration is not rescinded or annulled or such indebtedness is not paid within 60 days after written notice to NiSource from the indenture trustee or to NiSource and the indenture trustee from the holders of at least 33% of the outstanding debt securities of that series; or

•	certain events of bankruptcy, insolvency or reorganization of NiSource.

(See Section 501.)

If an Event of Default occurs with respect to debt securities of a particular series, the indenture trustee or the holders of 33% in principal amount of the outstanding debt securities of that series may declare the debt securities of that series due and payable immediately. (See Section 502.)

The holders of a majority in principal amount of the outstanding debt securities of a particular series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee under the applicable Indenture, or exercising any trust or power conferred on the indenture trustee with respect to the debt securities of that series. The indenture trustee may refuse to follow directions that are in conflict with any rule of law or the applicable Indenture, that expose the indenture trustee to personal liability or that are unduly prejudicial to other holders. The indenture trustee may take any other action it deems proper that is not inconsistent with those directions. (See Section 512.)

The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the applicable Indenture and its consequences, except a default:

•	in respect of a payment of principal of, or premium, if any, or interest on any debt security; or

•	in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each affected debt security.

(See Section 513.)

At any time after the holders of the debt securities of a series declare that the debt securities of that series are due and immediately payable, holders of a majority in principal amount of the outstanding debt securities of that series may rescind and cancel the declaration and its consequences: (1) before the indenture trustee has obtained a judgment or decree for money, (2) if all events of default (other than the non-payment of principal which has become due solely by reason of the declaration) have been waived or cured, and (3) if NiSource has paid or deposited with the indenture trustee an amount sufficient to pay:

•	all overdue interest on the debt securities of that series;

•	the principal of, and premium, if any, or interest on any debt securities of that series which are due other than by reason of the declaration of acceleration;

•	interest on overdue interest (if lawful); and

•	sums paid or advanced by and amounts due to the indenture trustee under the applicable Indenture.

(See Section 502.)

Modification of Indentures

NiSource and the indenture trustee may modify or amend one or both of the Indentures, without the consent of the holders of any debt securities, for any of the following purposes:

•	to evidence the succession of another person as obligor under the Indenture;

•	to add to NiSource’s covenants or to surrender any right or power conferred on NiSource under the Indenture;

•	to add events of default;

•

to add or change any provisions of the Indenture to provide that bearer securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal or premium on registered securities or of principal or premium or any interest on bearer securities, to permit registered securities to be exchanged for bearer securities or to permit the issuance of securities in uncertificated form (so long as the modification or amendment does not adversely affect the interest of the holders of debt securities of any series in any material respect);

•	to change or eliminate any provisions of the Indenture (so long as there are no outstanding debt securities entitled to the benefit of the provision);

•	to secure the debt securities;

•	to establish the form or terms of debt securities of any series;

•	to evidence and provide for the acceptance of appointment by a successor indenture trustee or facilitate the administration of the trust under the Indenture by more than one indenture trustee;

•

to cure any ambiguity, defect or inconsistency in the Indenture (so long as the cure or modification does not adversely affect the interest of the holders of debt securities of any series in any material respect); or

•	to conform the Indenture to any amendment of the Trust Indenture Act.

(See Section 901.)

Each Indenture provides that we and the indenture trustee may amend the Indenture or the debt securities with the consent of the holders of a majority in principal amount of the then outstanding debt securities of each series affected by the amendment voting as one class. However, without the consent of each holder of any outstanding debt securities affected, an amendment or modification may not, among other things:

•	change the stated maturity of the principal or interest on any debt security;

•	reduce the principal amount of, rate of interest on, or premium payable upon the redemption of any debt security;

•	change the method of calculating the rate of interest on any debt security;

•	change any obligation of NiSource to pay additional amounts in respect of any debt security;

•	reduce the principal amount of a discount security that would be payable upon acceleration of its maturity;

•	change the place or currency of payment of principal of, or any premium or interest on, any debt security;

•	impair a holder’s right to institute suit for the enforcement of any payment after the stated maturity or after any redemption date or repayment date;

•	reduce the percentage in principal amount of outstanding debt securities, the consent of whose holders is necessary to modify or amend the Indenture or to consent to any waiver under the Indenture;

•	change any obligation of NiSource to maintain an office or agency in each place of payment or to maintain an office or agency outside the United States; and

•	modify these requirements or reduce the percentage in principal amount of outstanding debt securities, the consent of whose holders is necessary to waive any past default of certain covenants.

(See Section 902.)

Satisfaction and Discharge

Under the Indentures, NiSource can terminate its obligations with respect to debt securities of all series not previously delivered to the indenture trustee for cancellation when those debt securities:

•	have become due and payable;

•	will become due and payable at their stated maturity within one year; or

•	are to be called for redemption within one year under arrangements satisfactory to the indenture trustee for giving notice of redemption.

NiSource may terminate its obligations with respect to the debt securities of that series by depositing with the indenture trustee, as trust funds dedicated solely for that purpose, an amount sufficient to pay and discharge the entire indebtedness on the debt securities of that series. In that case, the applicable Indenture will cease to be of further effect and NiSource’s obligations will be satisfied and discharged with respect to that series (except as to NiSource’s obligations to pay all other amounts due under the applicable Indenture and to provide certain officers’ certificates and opinions of counsel to the indenture trustee). At the expense of NiSource, the indenture trustee will execute proper instruments acknowledging the satisfaction and discharge.

(See Section 401.)

Governing Law

Each of the Indentures is, and the related senior debt securities and subordinated debt securities will be, governed by the internal laws of the State of New York.

Information Concerning the Indenture Trustee

Prior to default, the indenture trustee will perform only those duties specifically set forth in the Indentures. After default, the indenture trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. The indenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if it reasonably believes that it may not receive repayment or adequate indemnity. (See Section 601.)

Because The Bank of New York Mellon is the trustee under the Senior Indenture and the Subordinated Indenture, it may be required to resign as trustee under one of those Indentures if there is an event of default under an Indenture.

We may appoint an alternative trustee for any series of debt securities. The appointment of an alternative trustee would be described in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

NiSource may issue warrants to purchase equity or debt securities. NiSource may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. NiSource will issue the warrants under warrant agreements to be entered into between NiSource and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

•	the title of the warrants;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•	the price or prices at which the warrants will be issued;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the exercise of the warrants;

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants that may be exercised at any time; and

•	information with respect to book-entry procedures, if any.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase for cash the amount of equity or debt securities at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, NiSource will, as soon as possible, forward the equity or debt securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, NiSource will issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

NiSource may issue stock purchase contracts, including contracts obligating holders to purchase from NiSource, and for NiSource to sell to the holders, a specified number of shares of common stock or preferred stock at a future date or dates (“Stock Purchase Contracts”). The price per share of common stock and the number of shares of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula stated in the stock purchase contracts.

The stock purchase contracts may be issued separately or as part of units that we call “stock purchase units.” Stock purchase units consist of a stock purchase contract and either NiSource’s debt securities or U.S. treasury securities, securing the holders’ obligations to purchase the shares of our common stock or preferred stock under the stock purchase contracts.

The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner.

The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. The description in the prospectus supplement will only be a summary, and you should read the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units. Material U.S. federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

As of October 28, 2022, we had 8,625,000 Series A Equity Units outstanding, which were initially issued in the form of Series A Corporate Units, each consisting of (i) a forward contract to purchase shares of NiSource’s common stock on December 1, 2023, subject to early settlement in certain situations, and (ii) a 10% undivided beneficial ownership interest in one share of Series C Preferred Stock.

BOOK-ENTRY ISSUANCE

Unless otherwise specified in the applicable prospectus supplement, NiSource will issue any debt securities offered under this prospectus as “global securities.” In addition, NiSource may issue other securities offered under this prospectus as global securities. We will describe the specific terms for issuing any security as a global security in the prospectus supplement relating to that security.

Unless otherwise specified in the applicable prospectus supplement, The Depository Trust Company, or DTC, will act as the depositary for any global securities. NiSource will issue global securities as fully registered securities registered in the name of DTC’s nominee, Cede & Co. NiSource will issue one or more fully registered global securities for each issue of securities, each in the aggregate principal, stated amount or number of shares of such issue, and will deposit the global securities with DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under the provisions of Section 17A of the Securities Exchange Act. DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments that DTC’s participants deposit with DTC. DTC also facilitates the post-trade settlement among its direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between its direct participants’ accounts. This eliminates the need for physical movement of securities certificates. DTC’s direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to the DTC system is also available to others such as U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The DTC rules applicable to its participants are on file with the SEC.

Purchases of securities under DTC’s system must be made by or through a direct participant, which will receive a credit for such securities on DTC’s records. The ownership interest of each actual purchaser of each security, the beneficial owner, is in turn to be recorded on the records of direct and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchases, but they should receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the participants through which they entered into the transactions. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in securities, except in the event that use of the book-entry system for the securities is discontinued.

To facilitate subsequent transfers, all global securities that are deposited with, or on behalf of, DTC are registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of global securities with, or on behalf of, DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any changes in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of like type, tenor and terms are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the global securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to NiSource as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the securities are credited on the applicable record date (identified in a listing attached to the omnibus proxy).

Redemption proceeds, principal payments and any premium, interest or other payments on the global securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of the participant and not of DTC, NiSource or the indenture trustee, subject to any statutory or regulatory requirements. Payment of redemption proceeds, principal and any premium, interest or other payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of NiSource and the applicable paying agent, disbursement of payments to direct participants will be the responsibility of DTC, and disbursement of payments to the beneficial owners will be the responsibility of direct and indirect participants.

Except as provided in the applicable prospectus supplement, a beneficial owner will not be entitled to receive physical delivery of a security. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights with respect to such beneficial owner’s interest in a global security. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the global securities.

DTC may discontinue providing its services as securities depositary with respect to the global securities at any time by giving reasonable notice to NiSource or, with respect to a debt security, the indenture trustee. Under such circumstances, in the event that a successor securities depositary is not obtained, certificates for the securities are required to be printed and delivered to the holders of record.

NiSource may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). NiSource understands, however, that under current industry practices, DTC would notify its participants of NiSource’s decision, but will only withdraw beneficial interests from the global securities at the request of each participant. In that event, certificates for the securities will be printed and delivered to the applicable participants.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information. We have no responsibility for the performance by DTC or its participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

PLAN OF DISTRIBUTION

We may sell the securities to or through underwriters, through dealers or agents, directly to you or through a combination of these methods. The prospectus supplement with respect to any offering of securities will describe the specific terms of the securities being offered, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds to NiSource from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the offered securities may be listed.

Through Underwriters. If we use underwriters in the sale of the securities, the underwriters will acquire the offered securities for their own account. We will execute an underwriting agreement with an underwriter or underwriters once an agreement for sale of the securities is reached. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may sell the offered securities directly or through underwriting syndicates represented by managing underwriters. Unless otherwise stated in the prospectus supplement relating to offered securities, the obligations of the underwriters to purchase those offered securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of those offered securities if they purchase any of them.

Through Dealers. If we use a dealer to sell the securities, we will sell the offered securities to the dealer as principal. The dealer may then resell those offered securities at varying prices determined at the time of resale. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Through Agents. If we use agents in the sale of securities, we may designate one or more agents to sell offered securities.

Directly to Purchasers. We may sell the offered securities directly to one or more purchasers. In this case, no underwriters, dealers or agents would be involved. We will describe the terms of our direct sales in our prospectus supplement.

General Information. A prospectus supplement will state the name of any underwriter, dealer or agent and the amount of any compensation, underwriting discounts or concessions paid, allowed or reallowed to them. A prospectus supplement will also state the proceeds to us from the sale of offered securities, any initial public offering price and other terms of the offering of those offered securities.

Our agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

We may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase offered securities from us at the public offering price and on terms described in the related prospectus supplement pursuant to delayed delivery or forward contracts providing for payment and delivery on a specified date in the future. If we use delayed delivery contracts, we will disclose that we are using them in our prospectus supplement and will tell you when we will demand payment and delivery of the securities. The delayed delivery contracts will be subject only to the conditions we set forth in our prospectus supplement.

We may enter into agreements to indemnify agents, underwriters and dealers against certain civil liabilities, including liabilities under the Securities Act of 1933.

LEGAL OPINIONS

Baker & McKenzie LLP, Chicago, Illinois, will pass upon certain legal matters relating to the validity of the securities offered by this prospectus for us. The opinions with respect to the securities may be subject to assumptions regarding future action to be taken by us and the trustee, if applicable, in connection with the issuance and sale of the securities, the specific terms of the securities and other matters that may affect the validity of securities but that cannot be ascertained on the date of those opinions.

EXPERTS

The consolidated financial statements and the related financial statement schedule, incorporated by reference in this prospectus to the NiSource Inc. Annual Report on Form 10-K, and the effectiveness of NiSource Inc. and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

$

NiSource Inc.

 % Fixed-to-Fixed Reset Rate

Junior Subordinated Notes due 2055

Preliminary Prospectus Supplement

Joint Book-Running Managers

BofA Securities

Goldman Sachs & Co. LLC

J.P. Morgan

Morgan Stanley

Wells Fargo Securities

September   , 2024